Securities and Exchange Commission
450 5th Street N. W.
Judiciary Plaza
Washington, D.C. 20549

Dear Sirs:

Pursuant to regulations of the Securities and Exchange Commission, we submit herewith for filing on behalf of BAB Holdings, Inc. (the Company) the Company's Definitive Proxy Materials under cover of schedule 14A.

The Company's proxy statement includes proposals for amendment of its 1995 Long-Term Incentive and Stock Option Plan and its Outside Directors Stock Option Plan. Both plans are filed as appendices to Schedule 14A pursuant to the instructions to item 10 of Rule 14a-101. Also, pursuant to those Instructions, the Company supplementally advises the Commission that the Securities which may be issued pursuant to the Incentive Plan and the Director's Plan will be registered on Form S-8 in calendar 1999. To date, no shares have been issued under either plan.

                                            Very truly yours,
                                            /s/ Joseph M. Merkin
                                            Joseph M. Merkin, Chief
                                            Financial Officer and Treasurer
                                            (Principal Financial and
                                             Accounting Officer)


                                SCHEDULE 14A
                               (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                               BAB HOLDINGS,INC.
---------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
      (4)  Proposed maximum aggregate value of transaction:
      (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by regista-tion statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount previously paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing party:
      (4)  Date filed:



                              BAB HOLDINGS, INC.
                        8501 W. Higgins Road, Suite 320
                           Chicago, Illinois 60631
                              (773) 380-6100



				March 25, 1999

Dear Shareholder:

     You are cordially invited to attend the Company's Annual Meeting of Shareholders to be held 10:00 a.m. on Tuesday, April 27, 1999, at the Rosemont Suites, 5500 N. River Road, Rosemont, Illinois.

     In addition to electing five members of the Board of Directors and ratifying the independent auditors for the year ending November 30, 1999, you are being asked to approve an increase of 425,000 shares in the number of shares authorized for issuance under the 1995 Long Term Incentive and Stock Option Plan, an increase of 75,000 shares in the number of shares authorized for issuance under the 1995 Outside Directors Stock Option Plan, and an increase of the number of shares under options issued to outside directors upon re-election to the Board. These increases are being proposed based upon an evaluation of the Company's compensation strategies by the Board with independent expert assistance. Stock option grants constitute an important incentive for all key employees and management at the Company and are a significant factor in the Company's ability to attract, retain and motivate people whose skills and performance are critical to the Company's success. Accordingly, we hope that these proposals will be adopted at the Annual Meeting.

     We look forward to greeting personally those of you who are able to be
present at the meeting.    However, whether or not you plan to attend, it is
important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

                                         Very truly yours,

                                         /s/ MICHAEL W. EVANS
                                         Michael W. Evans
                                         President and Chief Executive Officer


                            BAB HOLDINGS, INC.
                    8501 W. Higgins Road, Suite 320
                         Chicago, Illinois 60631
                             (773) 380-6100
                       ___________________________

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD APRIL 27, 1999
                       ___________________________

To the Shareholders of BAB Holdings, Inc.:

     The Annual Meeting of Shareholders of BAB Holdings, Inc. (the "Company") will be held on Tuesday, April 27, 1999 at 10:00 a.m., at the Rosemont Suites, 5500 N. River Road, Rosemont, Illinois, for the following purposes:

     (1) To elect five directors to serve for a one-year term expiring when their successors are elected and qualified at the annual meeting in 2000.

     (2) To act upon a proposal to ratify an amendment to the 1995 Long-Term Incentive and Stock Option Plan (the "Incentive Plan") which increases the number of shares of Common Stock reserved for issuance under the Incentive Plan from 570,000 to 995,000.

     (3) To act upon a proposal to ratify an amendment to the 1995 Outside Directors Stock Option Plan (the "Directors Plan") which increases the number of shares of Common Stock reserved for issuance under the Plan from 30,000 to 105,000.

     (4) To act upon a proposal to ratify an amendment to the Directors Plan which increases the number of shares underlying options granted to outside directors upon re-election from 1,000 to 5,000.

     (5) To act upon a proposal to ratify the appointment of Blackman Kallick Bartelstein, LLP as independent auditors of the Company for the fiscal year ending November 30, 1999.

     (6) To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 19, 1999 as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof. The transfer books of the Company will not be closed.

     A PROXY STATEMENT AND FORM OF PROXY ARE ENCLOSED. SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY TO WHICH NO POSTAGE NEEDS TO BE AFFIXED IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                                         By Order of the Board of Directors

                                         /s/ MICHAEL K. MURTAUGH
March 25, 1999                           Michael K. Murtaugh
                                         Vice President and General Counsel


                            TABLE OF CONTENTS


GENERAL INFORMATION...............................................1

RECORD DATE AND VOTING............................................2

PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT................3

PROPOSAL 1 - ELECTION OF DIRECTORS................................4

MANAGEMENT........................................................5

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...........8

CERTAIN TRANSACTIONS..............................................8

PROPOSAL 2- AMENDMENT OF 1995 LONG-TERM INCENTIVE AND STOCK
     OPTION PLAN..................................................9

PROPOSALS 3 & 4- AMENDMENT OF 1995 OUTSIDE DIRECTORS STOCK
     OPTION PLAN.................................................10

PROPOSAL 5 - RATIFICATION OF APPOINTMENT OF
     INDEPENDENT AUDITORS........................................12

PROPOSALS FOR FISCAL 1999 ANNUAL MEETING.........................12

AVAILABLE INFORMATION............................................12

APPENDIX A.......................................................13

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
    CONDITION AND RESULTS OF OPERATIONS..........................13

    CONSOLIDATED FINANCIAL STATEMENTS...........................F-1





                           BAB HOLDINGS, INC.
                     8501 W. Higgins Road, Suite 320
                       Chicago, Illinois  6063l
                             (773) 380-6100

                        ________________________

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD APRIL 27, 1999
                        _________________________

                           GENERAL INFORMATION

     This proxy statement is furnished to shareholders by the Board of Directors of BAB Holdings, Inc.(the "Company") for solicitation of proxies for use at the Annual Meeting of Shareholders on Tuesday, April 27, 1999, to be held at the Rosemont Suites, 5500 N. River Road, Rosemont, Illinois at 10:00 a.m., and at all adjournments thereof for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.

     Shareholders may revoke proxies before exercise by submitting a subsequently dated proxy or by voting in person at the Annual Meeting. Unless a shareholder gives contrary instructions on the proxy card, proxies will be voted at the meeting (a) for the election of the nominees named herein and on the proxy card to the Board of Directors; (b) for ratification of the amendments to the 1995 Long-Term Incentive and Stock Option Plan (the "Incentive Plan") and the 1995 Outside Directors Stock Option Plan (the "Directors Plan"); (c) for the appointment of Blackman Kallick Bartelstein, LLP as independent auditors of the Company; and (d) in the discretion of the proxy holder as to other matters which may properly come before the meeting. This proxy statement and the enclosed proxy are being mailed to the shareholders of the Company on or about March 25, 1999.

     A copy of the Company's Summary Annual Report for the fiscal year ended November 30, 1998, is enclosed herewith but is not considered a part of the proxy solicitation material. Management's discussion of the financial condition of the Company as of November 30, 1998 and the audited consolidated financial statements of the Company appear in Appendix A to this Proxy Statement.

     The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. To ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.


                          RECORD DATE AND VOTING

     The Board of Directors has fixed March 19, 1999 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. As of the close of business on the record date, there were outstanding 8,521,706 shares of Common Stock, no par value, which is the only outstanding class of voting stock in the Company. Each share is entitled to one vote on each proposal to be presented at the meeting. All matters being voted upon by the shareholders require a majority vote of the shares represented at the Annual Meeting either in person or by proxy, except for election of directors, which is by plurality vote in the event of more nominees than positions (i.e., the five nominees receiving the highest number of votes would be elected).

     The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote constitutes a quorum for the transaction of business. Shares voted as abstentions and broker non-votes on any matter (or a "withheld authority" vote as to directors) will be counted as present and entitled to vote for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner and the broker indicates that it does not have discretionary authority to vote the shares on that matter.

     The Board of Directors recommends a vote FOR election of each nominee for director named herein, FOR ratification of the amendments to the Incentive Plan and the Directors Plan, and FOR ratification of the appointment of Blackman Kallick Bartelstein, LLP as independent auditors. It is intended that proxies solicited by the Board of Directors will be voted FOR each nominee and FOR each such other proposals unless otherwise directed by the shareholder submitting the proxy.


             PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT

     The following table sets forth as of March 19, 1999 the record and beneficial ownership of Common Stock held by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company; (ii) each current director; (iii) each nominee for election as director; (iv) each Named Executive Officer (see "MANAGEMENT - Executive Compensation") and (v) all executive officers and current directors of the Company as a group. Securities reported as "beneficially owned" include those for which the named persons may exercise voting power or investment power, alone or with others. Voting power and investment power are not shared with others unless so stated. The number and percent of shares of Common Stock of the Company beneficially owned by each such person as of March 19, 1999 includes the number of shares which such person has the right to acquire within sixty (60) days after such date.

        Name                         Shares                    Percent
----------------------------       ----------                  -------
Keyway Investments Limited          1,628,759 (1)                16.1
Europlan House, 19 Havelock
Douglas, Isle of Man

Aladdin International, Inc.         1,015,481                    11.9
3806 Abbott Ave. South
Minneapolis, MN 55410

Michael W. Evans                      788,542 (2)                 9.1
8501 West Higgins Road
Chicago, Illinois 60631

Paul C. Stolzer                       541,525                     6.4
4112 Emporia Court
Naperville, IL 60564

Michael K. Murtaugh                   543,389 (3)                 6.3
8501 West Higgins Road
Chicago, IL 60631

Perkins Capital Management, Inc.      423,450                     5.0
730 East Lake Street
Wayzata, MN 55391

David L. Epstein                      104,500 (4)                 1.2
9700 Higgins Road, Suite 630
Rosemont, IL 60018

Tom J. Fletcher                        52,350 (5)                  *
8501 West Higgins Road
Chicago, IL 60631

Robert B. Nagel                         8,000 (6)                  *
516 Elder Drive
Winnetka, IL 60093

Cynthia A. Vahlkamp                     5,000 (7)                  *
1615 South Congress Avenue, Suite 200
Delray Beach, FL 33445

All executive officers and
directors as a group (7 persons)    1,501,781 (2)(3)(4)(5)(6)(7) 17.1

-------------------------------
*    Less than 1%.
(1) Represent shares that may be acquired pursuant to conversion of Series A Convertible Preferred Stock. See Appendix A- Management's Discussion and Analysis of Financial Condition.
(2) Includes 115,000 shares that may be acquired pursuant to a currently exercisable option.
(3) Includes 85,000 shares that my be acquired pursuant to a currently exercisable option and 3,814 shares held by 401(k) trust.
(4) Includes 6,500 shares that may be acquired pursuant to currently exercisable options, 93,000 shares held indirectly by entities under Mr. Epstein's control, and 5,000 shares representing his proportionate ownership in an entity which he does not control.
(5) Includes 50,000 shares that may be acquired pursuant to a currently exercisable option.
(6) Includes 3,000 shares that may be acquired pursuant to currently exercisable options.
(7) Includes 5,000 shares that may be acquired pursuant to currently exercisable options.


                                   PROPOSAL 1
                                ________________

                             ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the number of directors shall be as fixed from time to time by resolution of the shareholders subject to increase by the Board of Directors. The current number of members of the Board of Directors is five (5). The directors elected at this Annual Meeting, and at annual meetings thereafter unless otherwise determined by the Board or the shareholders, will serve a one-year term expiring upon the election of their successors at the next annual meeting. The five persons designated by the Board of Directors as nominees for election as directors at the Annual Meeting are Michael W. Evans, Michael K. Murtaugh, David L. Epstein, Robert B. Nagel and Cynthia A. Vahlkamp. Each nominee is currently a member of the Board of Directors.

     In the event any nominee should be unavailable to stand for election at the time of the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

     See "MANAGEMENT" for biographical information concerning Messrs. Evans and Murtaugh, who are employees of the Company. The following biographical information is furnished with respect to each of the other nominees.

     David L. Epstein joined the Company as a director in September 1995.
Mr. Epstein is a principal of the J. H. Chapman Group, L.L.C., an international investment banking firm specializing in the food industry since September 1983. Prior to joining J. H. Chapman Group, L.L.C., Mr. Epstein was vice president and regional executive of Chase Commercial Corporation, an affiliate of Chase Manhattan Bank, N. A., and assistant vice president of the First National Bank of Chicago. He is a frequent speaker at business and professional meetings and conferences and has published extensive articles on financial topics for many food service publications.

     Robert B. Nagel was first elected as a director in August 1997. Since October 1996, he has been the President and Chief Executive Officer of Newport Associates, Inc., a private consulting firm specializing in strategic consulting services to the food and food service industries, primarily in the areas of integration and management of acquired companies, business strategy, and shareholder value improvement. He is also a partner in the firm of CEO Partners, Inc., which provides similar consulting services to food service companies. From 1995 until September 1996, he was the President of Peapod Delivery Services, a computer-based on-line grocery shopping and delivery company, From 1991 through 1995, he was a principal at A. T. Kearney, Inc., a major international management consulting firm, providing services in the food service and consumer products industries. Prior to 1991, he served as Vice President, Management and Organization Development for Kraft General Foods, Inc. and earlier was General Manager of Kraft's eastern food service businesses.

     Cynthia A. Vahlkamp was first elected as a director in April 1996, is a marketing executive with over seventeen years' experience in consumer markets including packaged goods, consumer durables and consumer services. Her experience includes thirteen years of food industry experience, both domestic and international, with the Quaker Oats Company (1986-1995) and with General Foods Corporation (1982-1986). Most recently, Ms Vahlkamp served as Vice President and General Manager with Sunbeam Corporation. (1996-1998). Prior to that position, she was Senior Vice President of Marketing for CompuServe Incorporated (1996) and General Manager of Pritkin Systems, Inc., a subsidiary of the the Quaker Oats Company (1993-1995). Ms Vahlkamp is an award-winning executive with significant experience in business revitalization, brand building, and product development. She is currently a consultant to major consumer product and service companies.


                                MANAGEMENT

Directors, Executive Officers, and Key Management

     The following tables set forth certain information with respect to each of the directors and executive officers of the Company and certain other key management personnel.

Directors and Executive Officers    Age   Position(s) Held with Company
--------------------------------    ---   -----------------------------
     Michael W. Evans               42    President, Chief Executive
                                          Officer and Director

     Michael K. Murtaugh            54    Vice President, General
                                          Counsel and Director

     Tom J. Fletcher                40    Chief Operating Officer

     Joseph M. Merkin               47    Chief Financial Officer and
                                          Treasurer

     David L. Epstein               51    Director

     Cynthia A. Vahlkamp            44    Director

     Robert B. Nagel                61    Director

     Michael W. Evans has served as Chief Executive Officer and director of the Company since January 1993 and is responsible for all aspects of franchise development and marketing, as well as all corporate and franchise sales performance and operation programs. In February 1996, he was appointed President. Mr. Evans has over 12 years of experience in the food service industry.

     Michael K. Murtaugh joined the Company as a director in January 1993 and as Vice President and General Counsel in January 1994. Mr. Murtaugh is responsible for dealing directly with state franchise regulatory officials and for the negotiation and enforcement of franchise and area development agreements, and for negotiations of acquisition and other business arrangements. Before joining the Company in January 1994, Mr. Murtaugh was a partner with the law firm of Baker & McKenzie, where he practiced law from 1971 to 1993. He also currently serves as vice president and secretary of American Sports Enterprises, Inc., which owns controlling interest in the Kane County Cougars and the Nashville Sounds, minor league baseball teams. Mr. Murtaugh is sole shareholder of Bagel One, Inc., which owns and operates a Big Apple Bagels franchise store in suburban Chicago, Illinois.

     Tom J. Fletcher has been Chief Operating Officer since April 1997. He is responsible for all operations of the Company and reports to Mr. Evans. A twenty-five year veteran of the franchise industry, Mr. Fletcher joined the Company following his most recent position as Director of Retail Brands for Allied Domecq Retailing USA, Co., the parent company of Baskin-Robbins and Dunkin Donuts, where he was instrumental in the integration of the two organizations into a cohesive team. He brought to the organization a proven track record in the areas of operations, development, training, personnel management, budgeting and financial planning; all of which he employs at the Company.

     Joseph M. Merkin joined the Company as its Chief Financial Officer and Treasurer in July 1998 and is responsible for all financial reporting and analysis. Mr. Merkin received his MBA from Xavier University in Cincinnati, Ohio. He is a licensed Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Illinois, Ohio, Indiana and Kentucky Societies of CPAs. From 1976 to 1986, he was with various local public accounting firms. From 1986 to 1996, he was the
Controller of Commonwealth Hotels, Inc. located in Covington, Kentucky.   From
1996, until joining the Company, he was the Chief Financial Officer of the Union League Club of Chicago in Chicago, Illinois.

     The Board of Directors had three standing committees during the last fiscal year: the Compensation Committee, the Audit Committee and the Options Committee. The Compensation Committee has three members: David L. Epstein, Robert B. Nagel, and Cynthia A. Vahlkamp, all of whom are non-employee directors. The function of the Compensation Committee is to set the compensation for the Executive Officers and to recommend the compensation to the Board of Directors for approval. The Audit Committee has four members:
Michael K. Murtaugh, David L. Epstein, Robert B. Nagel, and Cynthia A. Vahlkamp, three of whom are non-employee directors. The function of the Audit Committee is to interact with the independent auditors of the Company and to recommend the appointment of the independent auditors to the Board of Directors. The Options Committee has three members: Michael W. Evans, David
L. Epstein, and Cynthia A. Vahlkamp, two of whom are non-employee directors. The function of the Options Committee is to consider, determine and recommend to the Board of Directors the granting of options. Each of the standing committees met once during the fiscal year and all members were in attendance at the meetings.

     The Board of Directors met 6 times during the 1998 fiscal year. None of the directors attended fewer than 75% of the meeting of the Board of Directors.

Director Compensation

     Each non-employee director of the Company is paid a fee of $100 for each meeting attended, as well as reimbursement of reasonable expenses. In addition, the non-employee directors receive stock options pursuant to the 1995 outside Directors Stock Option Plan (the "Directors Plan"). During the fiscal year ended November 30, 1998, Annual Options were granted to David Epstein, Robert Nagel and Cynthia Vahlkamp upon re-election to the Board at the annual meeting of shareholders in April 1998 at an exercise price of $1.00 per share. See "PROPOSALS 3 AND 4 - AMENDMENT OF THE 1995 OUTSIDE DIRECTORS STOCK OPTION PLAN" for a description of the Directors Plan, the proposed increase in the number of shares authorized under the Directors Plan, and the proposed increase in the number of shares associated with each Annual Option.

Executive Compensation

     The following table sets forth the cash compensation earned by executive officers who received annual salary and bonus compensation of more than $100,000 during fiscal years 1998, 1997 and 1996 (the "Named Executive Officers"). The Company has no employment agreements with any of its executive officers.

                      SUMMARY COMPENSATION TABLE

                                  Annual Compensation
                             ----------------------------
                     Fiscal
                       Year                  Other Annual
Name and Principal    Ended  Salary   Bonus  Compensation
     Position         11/30    ($)     ($)        ($)
=========================================================
Michael W. Evans,      1998  165,000  15,000       --
 President and CEO     1997  165,000     --        --
                       1996  128,077     --        --

Michael K. Murtaugh    1998  125,000  12,500       --
 Vice President and    1997  125,000     --        --
 General Counsel       1996   92,917     --        --

Tom J. Fletcher        1998  115,000  10,000       --
 Chief Operating       1997   85,827     --        --
 Officer               1996     --       --        --

                 (wide table continued from above)

                                   Long-Term Compensation
                             --------------------------------
                                  Awards              Payouts
                             ---------------------    -------
                      Fiscal Restricted Securities
                        Year    Stock   Underlying     LTIP     All Other
Name and Principal     Ended   Awards    Options/     Payouts  Compensation
     Position          11/30     ($)     SARS (#)       ($)        ($)
===========================================================================
Michael W. Evans,      1998      --           --        --         --
  President and CEO    1997      --           --        --         --
                       1996      --      115,000        --         --

Michael K. Murtaugh,   1998      --           --        --         --
  Vice President and   1997      --           --        --         --
  General Counsel      1996      --       85,000        --         --

Tom J. Fletcher        1998      --       75,000        --         --
  Chief Operating      1997      --           --        --         --
  Officer              1996      --           --        --         --

                 OPTION/SAR GRANTS IN LAST FISCAL YEAR

                        Number of      % of Total
                        Securities    Options/SARs
                        Underlying     Granted to   Exercise or
Name and Pricincipal   Options/SARs   Employees in  Base Price   Expiration
     Position           Granted (#)    Fiscal Year    ($/Sh)        Date
=============================================================================
Tom J. Fletcher,           75,000          50.5%        $0.70     April 6,2003
  Chief Operating
  Officer


      AGGREGATED OPTIONS/SAR EXERCISES IN LAST FY-END OPTION/SAR VALUES

                                             Number of        Value of
                                            unexercised     unexercised in-
                                            options/SAR    the-money options
                       Shares     Value     at FY-end       /SAR at FY-end
Name and Principal  Acquired on  Received (#)exercisable    ($)exercisable
     Position       Exercise(#)    ($)     /unexercisable   /unexercisable
============================================================================
Michael W. Evans,     --           --     76,666 / 38,334          --
 President and CEO

Michael K. Murtaugh,  --           --     56,666 / 28,334          --
 Vice President and
 General Counsel

Tom J. Fletcher,      --           --     25,000 / 50,000     $1,250 / $2,500
  Chief Operating
  Officer


Indemnification of Directors and Officers

     The Company's Article of Incorporation limit personal liability for breach of fiduciary duty by its directors to the fullest extent permitted by the Illinois Business Corporation Act (the "Illinois Act"). Such Articles eliminate the personal liability of directors to the Company and its shareholders for damages occasioned by breach of fiduciary duty, except for liability based on breach of the director's duty of loyalty to the Company, liability for acts omissions not made in good faith, liability for acts or omissions involving intentional misconduct, liability based on payments or improper dividends, liability based on violation of state securities laws, and liability for acts occurring prior to the date such provision was added. Any amendment to or repeal of such provisions in the Company's Articles of Incorporation shall not adversely affect any right or protection of a director of the Company for with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     In addition to the Illinois Act, the Company's Bylaws provide that officers and directors of the Company have the right to indemnification from the Company for liability arising out of certain actions to the fullest extent permissible by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to such indemnification provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based upon a review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were met during the fiscal year ended November 30, 1998, except that Robert B. Nagel, a Director, failed to timely file one report concerning one purchase transaction.


                            CERTAIN TRANSACTIONS

     The following information relates to certain relationships and transactions between Company and related parties, including officers and directors of the Company. It is the Company's policy that it will not enter into any transactions with officers, directors or beneficial owners of more than 5% of the Company's Common Stock, or any entity controlled by or under common control with any such person, on terms less favorable to the Company than could be obtained from unaffiliated third parties and all such transactions require the consent of the majority of disinterested members of the Board of Directors.

     Management believes that the following transactions were effected on terms no less favorable to the Company that those that could have been realized in arm's length transactions with unaffiliated parties.

Executive Officers and Directors

     Michael K. Murtaugh, the Company's Vice President and General Counsel, is sole shareholder of Bagel One, Inc., which owns and operates a Big Apple Bagels franchise store near Chicago, Illinois. All transactions between the Company and this franchisee are similar to those with other franchisees. This store is operated by a full-time store manager.

     David L. Epstein, who is currently a member of the Board of Directors of the Company, is a principal of J.H. Chapman Group, Ltd. ("Chapman"), who assists the Company from time to time in the identification and negotiation of potential acquisitions. In February 1997, Chapman assisted the Company in negotiating and obtaining a franchisee financing program administered by Franchise Mortgage Acceptance Company LLC ("FMAC"). Pursuant to the terms of the arrangement between Chapman and the Company, Chapman will receive a fee for its services in connection with this assistance in the amount of 1% of loans obtained by franchisees from FMAC, to a total maximum not to exceed $200,000. During fiscal years 1998 and 1997, approximately $602,000 and $438,000, respectively, was advanced to franchisees from FMAC; 1% of this amount, or approximately $6,020 and $4,380, respectively, was paid to Chapman. In February 1999, Chapman assisted the Company in negotiating the acquisition of certain assets of a related group of entities doing business as Jacobs Bros. Bagels. On February 26, 1999, the Company issued 160,000 shares of Common Stock to Chapman and affiliated persons in connection with services provided with the acquisition, including 65,000 shares of Common Stock which may be deemed to be beneficially owned by David Epstein.

Principal Shareholders

     On February 16, 1996 in connection with his resignation as president of the Company, Paul C. Stolzer entered into a three year consulting agreement with the Company whereby in exchange for his services, Mr. Stolzer receives a fee of $65,000 per annum payable monthly, subject to 5% annual increases. This agreement expired in February, 1999.


                                PROPOSAL 2
                             ________________

                             AMENDMENT OF THE
              1995 LONG-TERM INCENTIVE AND STOCK OPTION PLAN
                          (THE "INCENTIVE PLAN")

Proposed Amendment

     The Board of Directors and the shareholders of the Company authorized and adopted the 1995 Long-Term Incentive and Stock Option Plan (the
"Incentive Plan") in 1995. The Incentive Plan will terminate on September
19, 2005, unless sooner terminated by action of the Board. The Plan, as adopted, authorized the Company to grant options and other stock-based awards for an aggregate of 570,000 shares of Common Stock (as adjusted for a 1.5:1 stock split in 1996). The number of shares available under the Incentive Plan has not been increased since the Incentive Plan was adopted.

     The Board of Directors believes that the Company's policy of encouraging stock ownership by its employees through the granting of restricted stock awards, stock options and other sorts of stock-based compensation has been and will be a significant factor in its growth and success by enhancing the Company's ability to retain, attract and motivate qualified employees. The Incentive Plan is the primary vehicle for implementation of this policy. The Board believes that employees with a proprietary interest in the Company have a strong incentive to put forth their best efforts to insure the Company's success and, additionally, that stock options are a means of rewarding individuals without depleting the cash resources of the Company.

     As of March 8, 1999, the Company had granted options to purchase 420,740 shares of Common Stock under the Incentive Plan. Therefore, under the terms of the Incentive Plan, the Company would be able in the future to grant options to purchase no more than 149,260 additional shares of Common Stock.
As a result, on March 8, 1999, the Board of Directors authorized an increase in the number of shares of Common Stock that may be granted under the Plan from 570,000 to 995,000, subject to shareholder approval of such amendment at the Annual Meeting. The closing price of a share of Common Stock as reported by the Nasdaq SmallCap Market on March 8, 1999 was $1.00. Based on such price the aggregate market value of the additional shares which may be issued under the Incentive Plan pursuant to the proposed amendment was $425,000.

     Adoption of Proposal 2 approves the action of the Board of Directors in amending the Incentive Plan to increase the number of shares of Common Stock for which options and stock-based awards may be granted under the Incentive Plan. If not approved, the aggregate number of shares of Common Stock available under the Incentive Plan will remain 570,000.

Description of Incentive Plan

     The following is a summary of the Incentive Plan that is qualified in its entirety by reference to the actual text of the Incentive Plan, which will be provided to any shareholder upon request. See "AVAILABLE INFORMATION."

     All employees (including officers and directors) of the Company (and any subsidiaries) and non-employee directors, consultants and independent contractors providing services to the Company (or any subsidiaries) are eligible to receive options and awards under the Incentive Plan. The Incentive Plan is not subject to the Employee Retirement Income Security Act of 1974.

     The Incentive Plan permits the granting of awards to employees and non-employee officers, directors and agents of the Company in the form of stock appreciation rights, restricted stock awards and stock options. The Incentive Plan is currently administered by the Board of Directors and may be administered by a Committee of the Board of Directors appointed by the Board. The Incentive Plan gives broad powers to the Board or Committee to administer and interpret the Incentive Plan, including the authority to select the individuals to be granted options and rights, and to prescribe the particular form and conditions of each option or right granted. Incentive stock options, in order to receive favorable tax treatment under the Code, must be exercisable at not less than the fair market value of the Common Stock as of the date of the grant (110% of fair market value if the optionee is a 10% or greater shareholder) and may be granted only to employees. As of March 8, 1999 the Company has granted 5-year and 10-year stock options (408,240 incentive stock options and 12,500 nonqualified options) to 30 employees, in share amounts ranging from 500 to 115,000, at exercise prices ranging from $0.70 to $7.01. In general, options become exercisable in two or more installments commencing one year after the date of grant.

Certain Tax Matters

     Stock options granted under the Incentive Plan may be "incentive stock options," meeting the requirements of Section 422 of the Internal Revenue
Code of 1986, as amended (the "Code"), or non-qualified options which do not meet the requirements of Section 422. The grant of an option is not expected to result in any taxable income for the recipient. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction. Upon exercising a nonqualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend upon how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a nonqualified stock option. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied. In general, the tax consequences to the Company and to recipients of awards other than an incentive stock option or a nonqualified stock option (such as an award of restricted stock) will be governed by principles relating to transfer of property in consideration of services, including Section 83 of the Code.


                             PROPOSALS 3 AND 4
                             _________________

         AMENDMENT OF THE 1995 OUTSIDE DIRECTORS STOCK OPTION PLAN
                           (THE "DIRECTORS PLAN")


Proposed Amendments

     The Board of Directors and the shareholders of the Company authorized and adopted the 1995 Outside Directors Stock Option Plan (the "Directors Plan") in 1995. The Directors Plan will terminate on September 19, 2005, unless sooner terminated by action of the Board. The Directors Plan, as adopted, authorizes the automatic grant options to purchase up to an aggregate of 30,000 shares (as adjusted for a 1.5:1 stock split in 1996) of Common Stock. The number of shares available under the Directors Plan has not been increased since it was adopted.

     The purpose of the Directors Plan is to aid the Company in attracting and retaining outside (i.e., non-employee) directors to serve on the Board and to offer incentives to them to put forth maximum efforts for the success of the business by affording them an opportunity to acquire a proprietary interest in the Company.

     As of March 8, 1999, options for purchase of an aggregate of 14,500 shares of Common Stock had been issued under the Directors Plan. Therefore, under the terms of the Directors Plan, options to purchase no more than 15,500 additional shares of Common Stock are available for future issuance. The Company's management believes that it is desirable to encourage stock ownership by its outside directors and that the potential profit afforded by options and stock ownership is a means of attracting qualified individuals without paying substantial cash directors fees. For the same reasons, and to encourage qualified outside directors to remain on the Board, the Board feel that it is desirable to increase the number of shares under options issued to outside directors upon re-election from 1,000 to 5,000 shares.

    On March 8, 1999, the Board of Directors authorized an increase in the number of shares of Common Stock that may be issued under the Plan from 30,000 to 105,000 and an increase in the number of shares for each Annual Option (defined below) from 1,000 to 5,000, subject to shareholder approval of such amendments at the Annual Meeting. The closing price of a share of Common Stock as reported by the Nasdaq SmallCap Market on March 8, 1999 was $1.00. Based on such price the aggregate market value of the additional shares which may be issued under the Directors Plan pursuant to the proposed amendment was $75,000 (or $4,000 with respect to the additional 4,000 shares for each re-elected director).

Description of the Directors Plan

     The following is a summary of the Directors Plan which is qualified in its entirety by reference to the actual text of the Directors Plan, which will be provided to any shareholder upon request. See "AVAILABLE INFORMATION."

     Only non-employee members of the Board of Directors of the Company (the "Board") are eligible to receive grants under the Directors
Plan. The Directors Plan is not subject to the Employee Retirement Income Security Act of 1974. The Directors Plan provides for a grant to each non-employee director of an option to purchase 2,000 shares upon initial election to the Board (an "Initial Option") and for annual grants thereafter, upon re-election to the Board, of options to purchase 1,000 shares (an "Annual Option"). Each Initial Option and each Annual Option is immediately exercisable for a period of 10 years from the date of grant at an exercise price per share equal to the fair market value of the Common Stock as of the date of grant. Each Annual Option terminates three months after the termination of the optionee as a director of the Company for any reason except a "change of control," in which case the option terminates after six months. An Initial Option remains exercisable, notwithstanding the termination of the directorship of the optionee, unless such termination is a result of death or a "change of control," in which case the Initial Option terminates after six months. A "change of control" shall be deemed to have occurred if (a) a person is or becomes the beneficial owner, directly or indirectly, of 50% or more of the voting capital stock of the Company, or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the Board unless the election or the nomination for election by the Company shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period. A merger, consolidation, or corporate reorganization in which the owners of the Company's voting stock own 50% or more of the resulting entity's voting stock shall not be considered a "change in control." Notwithstanding the foregoing, a "change in control" shall not have been deemed to have occurred if the Board directs otherwise by resolution adopted prior to the event which would otherwise constitute a "change in control." Directors may choose to waive such option grants, in their discretion. All options granted under the Directors Plan are "non-qualified" options, which do not meet the requirements of Section 422 of the Code. See "Certain Tax Matters" under Proposal 2 for a discussion of certain tax consequences associated with non-qualified options.

     The Directors Plan is administered by the President and Chief Financial Officer, but the administrators have no authority to select recipients, select the date of grant of options, the number of option shares, or the exercise price, or to otherwise prescribe the particular form or conditions of any option granted.


                                  PROPOSAL 5
                              __________________

                         RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Blackman Kallick Bartelstein, LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending November 30, 1999. If the shareholders fail to ratify such appointment, the Board of Directors will select another firm to perform the required audit function. A representative of Blackman Kallick Bartelstein, LLP is expected to be present at the shareholders meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.


                  PROPOSALS FOR FISCAL 1999 ANNUAL MEETING

     It is currently anticipated that the next meeting, for the fiscal year ending November 30, 1999 (the "1999 Annual Meeting"), will be held mid-April 2000. Shareholders who intend to submit proposals for inclusion in the 1999 Proxy Statement and Proxy for shareholder action at the 1999 Annual Meeting must do so by sending the proposal and supporting statements, if any, to the Company at its corporate offices no later than December 1, 1999. Additionally, if the Company receives notice of a shareholder proposal after February 10, 2000, the proposal will be considered untimely pursuant to SEC Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors of the Company may exercise discretionary voting power with respect to the proposal.


                            AVAILABLE INFORMATION

Copies of the Company's Annual Report on Form 10-KSB, the Incentive Plan, and the Directors Plan will be sent without charge to any shareholder requesting the same in writing from: BAB Holdings, Inc., Attention: Investor Relations, 8501 West Higgins Road, Suite 320, Chicago, IL 60631.




                                       By the Order of the Board of Directors

                                       /s/ MICHAEL K. MURTAUGH
                                       Michael K. Murtaugh
                                       Vice President and General Counsel

Dated:  March 25, 1999
Chicago, Illinois




                                APPENDIX A
                            __________________

             MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                     CONDITION AND RESULTS OF OPERATIONS

     The selected financial data contained herein have been derived from the consolidated financial statements of the Company included in the Company's Annual Report on Form 10-KSB and within this proxy statement. The data should be read in conjunction with the consolidated financial statements and notes thereto. Certain statements contained in Management's Discussion and Analysis of Financial Condition and Results of Operations, including statements regarding the development of the Company's business, the markets for the Company's products, anticipated capital expenditures, and the effects of completed and proposed acquisitions, and other statements contained herein regarding matters that are not historical facts, are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Certain risks and uncertainties are wholly or partially outside the control of the Company and its management, including its ability to attract new franchisees; the continued success of current franchisees; the effects of competition on franchisee and Company-owned store results; consumer acceptance of the Company's products in new and existing markets;
fluctuation in development and operating costs; brand awareness;
availability and terms of capital; adverse publicity; acceptance of new product offerings; availability of locations and terms of sites for store development; food, labor and employee benefit costs; changes in government regulation (including increases in the minimum wage; regional economic and weather conditions; the hiring, training, and retention of skilled corporate and restaurant management; and the integration and assimilation of acquired concepts. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


GENERAL

     Since its inception in November 1992, the Company has grown to 22 Company-owned stores and 271 franchised and licensed units at the end of fiscal 1998. Units in operation at the end of fiscal 1997 included 28 Company owned stores and 229 franchised and licensed units. System-wide revenues in fiscal 1998 reached $79 million compared to $62 million in the year ago period. The increase is due, in part, to the 1997 acquisition of MFM which contributed approximately $20.6 million to system-wide sales in fiscal 1998, an increase of $8.5 million over its contribution in the prior fiscal year. This rapid expansion in operations significantly affects the comparability of results of operations of the Company in several ways.

     The Company's revenues are derived primarily from the operation of Company-owned stores, initial franchise fees and ongoing royalties paid to the Company by its franchisees. Additionally, the Company has significantly increased revenue derived from the sale of licensed products as a result of purchasing trademarks (My Favorite Muffin and Brewster's) and licensing contracts (licenses with Host Marriott), and by directly entering into licensing agreements (Choice Picks Food Courts, Oberweis Dairy and Mrs. Fields Cookies). The increase in overall revenues has reduced the dependence on the initial franchise fees as a source of income.

     On May 13, 1997, the Company completed the acquisition of MFM. This acquisition augmented the Company's existing product offerings with a premium muffin product and provided additional points of distribution for the Company's branded bagel and coffee products. It is expected that the introduction of MFM muffin products will enhance the revenue potential of the Company's bagel stores and result in operating leverage as corporate overhead is spread over the additional acquired units (58 franchise and 3 Company-operated units at November 30, 1998.) The Company has reduced the number of MFM employees, subleased the office space which was formerly the MFM headquarters in New Jersey, and has completed the integration of MFM operations into its Chicago, Illinois headquarters. Since the process of integration of MFM products into the Company's existing units does not entail any significant increase in administrative overhead (the Company already has significant infrastructure in place to oversee franchisee and Company stores operations), the Company experienced improved profitability during fiscal 1998 due to increased retail sales and royalty revenues attributable to these products.

     During the fourth quarter of fiscal 1997, management identified certain under-performing stores which were operating at a loss and which, based on the estimated future cash flows, were considered to be impaired.
Four of the seven stores which were considered to be impaired were located in the southern California market. In accordance with the Financial Accounting Standards Board Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" and the Emerging Issues Task Force Issue No. 94-3,
"Liability Recognition of Costs to Exit an Activity," management recorded a provision for impairment of assets and store closures which totaled approximately $1,837,000. Approximately $1,333,000 represents a noncash write-down of property and equipment and goodwill associated with these units, and the remainder represents a reserve for store closing costs. One store was closed during fiscal 1997 and the remaining units were closed during the first quarter of 1998. These store closings improved cash flow from remaining Company-store operations and the profitability of operations overall.

     With the increase in both franchise and licensed operations and the acquisition of MFM, the Company has experienced increases in payroll, occupancy and overhead costs in the corporate offices. At November 30, 1998, the Company had 41 employees at the corporate level who oversee operations of the franchise, licensed and Company-owned store operations, down from 54 at the end of 1997. Selling, general and administrative expenses are down in fiscal 1998 from fiscal 1997 both as a percentage of revenue and also in absolute dollars. Efficiencies have resulted in selling, general and administrative expenses decreasing 9.7% in 1998 over 1997, which translates into a reduction of $636,000
which was achieved with a modest increase in revenue.   Management
expects that these costs, as a percentage of revenue, will continue to decline as additional franchise and Company-owned units are added. Additionally, as the Company approximately doubled the space at the corporate headquarters in late 1996 through subletting an office suite adjacent to the Company's existing offices, it is anticipated that the Company will not require additional office facilities in fiscal 1999. The Company is currently negotiating a new lease combining the two leases and anticipates that such negotiations will be successful in producing an acceptable new lease for the existing space. The Company believes it is in a position to continue to leverage selling, general and administrative expenses against increased revenues anticipated in fiscal 1999.


RESULTS OF OPERATIONS

     The following table sets forth, for the fiscal years 1998 and 1997, revenue by type and as a percentage of total revenue during the year (in thousands):

                                       Year ended November 30,
                              -----------------------------------------
                                   1998           1997       Inc.(Dec.)
                              --------------  -------------  ----------
   Selected Revenue Data:
   Company-owned stores.....  $8,930   61.4    $9,846  69.5%   $ (916)
   Royalty fees from
     franchised stores......  $3,178   21.8     2,367  16.7%      811
   Franchise and area
     development fees.......  $1,104    7.6     1,005   7.1%       99
   Licensing fees and
     other income...........  $1,337    9.2       948   6.7%      389
                              ------- ------  ------ ------    ------
   Total                     $14,549  100.0%  $14,166 100.0%    $ 383
                              ======= ======  ======  ======    ======


FISCAL YEAR 1998 COMPARED TO FISCAL YEAR 1997

     Total revenues increased 3% to $14,549,000 in 1998 from $14,166,000 in the prior year. The reduction in the rate of revenue growth as compared to that achieved in prior years was anticipated due to the closing of seven Company-owned stores identified as impaired in the fourth quarter of 1997 and the six additional units which were closed or sold as franchised units in the current fiscal year. The reduction in the number of units operating during fiscal 1998 versus fiscal 1997 resulted in the 9% decrease in revenues generated by Company-owned stores.
Royalty fees from franchise stores increased by 34% to $3,178,000 in fiscal 1998 from $2,367,000 in fiscal 1997 principally due to the addition of the 60 MFM franchised units in May 1997. Franchise and area development fee revenue increased 10 % from the year-ago period and is attributed to an expanded presence in the international market. Finally, licensing fees and other income increased by 41% in fiscal 1998 from the previous year as the Company continued to develop various nontraditional channels of distribution, including commissions received on the sale of Brewster's Coffee to its franchisees and licensees, fees paid by Host Marriott licensed units based on retail sales, and commissions received from a third party commercial baker on sales of par-baked Big Apple
Bagels to all licensed units.

     Food, beverage and paper costs incurred at the Company-owned stores decreased 9% from the prior year, which is consistent with decrease in the related revenues. Store payroll and other costs decreased by $646,000, or 11%, from $5,859,000 recorded in fiscal 1997. The reduction in store payroll and other costs have resulted in an improved contribution to profitability by Company-owned stores of over 1% from that experienced in the prior year.

      The 1997 results of operations include the decision to close under-performing stores, which resulted in the recognition of a fourth quarter 1997 charge of approximately $1,837,000, or $0. 25 per share. Approximately 73% of this charge to net income, or $1,333,000, represents a noncash write-down of property and equipment and associated goodwill to fair market value. The remainder represents a reserve established to accrue for future noncancelable lease obligations, plus the costs to close the stores. (See Note 12 to the audited consolidated financial statements included herein.)

     Selling, general and administrative expenses decreased by $636,000 in 1998 to $5,930,000. The increasing base of Company-owned and franchised stores has resulted in a favorable trend with respect to overhead costs
--- fiscal year 1998 costs represented 40.8% of revenues and fiscal year 1997 costs represented 46.4% of revenues. Payroll-related expenses increased in 1998 by $204,000. Depreciation and amortization decreased in 1998 by 21% due to the disposition of equipment, furniture and fixtures from the closed stores. Other selling, general and administrative expenses decreased from 11.8% of revenue to 9.1% of revenue in fiscal 1998. Excluding depreciation and amortization, fiscal 1998 selling, general and administrative expenses were less than 33% of total revenues compared to 36% in the year ago period as the Company continues to experience operating leverage from its increasing revenue base.

     Income from operations was $515,000 in fiscal 1998 versus a loss from operations of $3,406,000 in fiscal 1997. Interest income increased to $119,000 in fiscal 1998 from $75,000 in the prior year due to the increase in notes receivable during fiscal 1998. Interest expense was $206,000 during 1998 versus $75,000 in 1997 as a result of the increased borrowing on the Company's credit facility.

     Income before taxes totaled $483,000 during the current fiscal year as compared to a loss of $3,402,000 in the prior year. A benefit for income taxes of $164,000 was recorded during fiscal 1998 due principally to a reduction in the valuation allowance established for the tax benefit of net deductible temporary differences and operating loss carryforwards. In the prior year, the Company had fully reserved the deferred tax asset.

     The net income in fiscal 1998 was $647,000 versus a net loss of $3,402,000 for fiscal 1997. Preferred dividends accumulated during 1998 of $148,000 compared to $648,000 in the prior year. Approximately $387,000 of the dividend accumulated in the prior year was attributable to the 15% discount available to holders of the Preferred Stock in acquiring Common Stock upon ultimate conversion. Such discounts must be recognized as dividends under generally accepted accounting principles. In addition, the Company was obligated to issue warrants to purchase two shares of Common Stock for each share of Preferred Stock on August 1, 1997. The value of these two-year warrants was recorded as a Preferred Stock dividend of $138,000. The preferred dividends attributable to the conversion discount and the warrants was fully recognized in fiscal 1997. (See Note 8 of the audited consolidated financial statements included herein.)

     Net income attributable to holders of common stock was $499,000, or $.06 per share (basic and diluted), for fiscal 1998 versus a net loss attributable to common shareholders of $4,050,000, or $0.55 per share (basic and diluted), in the prior fiscal year. (See Note 9 of the audited consolidated financial statements included herein.)

     On a pro forma basis, had the acquisitions of MFM and JBI occurred at the beginning of fiscal 1997, revenues for fiscal 1997 would have been $15,421,000. The net loss on a pro forma basis for 1997 would have been $3,500,000. Pro forma net loss per share would have been approximately $0.54 for the fiscal year ended November 1997.


LIQUIDITY AND CAPITAL RESOURCES

     The net cash provided by operating activities totaled $303,000 during fiscal 1998. Cash provided principally represents net income, adjusted for the deferred tax benefit and depreciation and amortization, of $1,647,000 plus $350,000 in prepaid license fee which will be earned in fiscal 1999 and 2000, a reduction of prepaids and other current assets of $386,000. Cash provided in fiscal 1998 is offset by principally due to the overall increase in accounts and notes receivables totaling $625,000 and the reduction in payables, accrued liabilities and reserves of $1,210,000. The net cash used in operating activities totaled $1,220,000 in fiscal 1997.

     Cash used for investing activities during 1998 totaled $146,000, and was used primarily for the purchase of property, equipment and trademarks offset by loan repayments. In the prior year, cash used for investing activities totaled $3,814,000 which consisted primarily of $3,795,000 used for the purchase of property and equipment associated with the acquisition and development of 20 Company-owned units. The net cash used in investing activities totaled $1,220,000 in fiscal 1997.

     Financing activities provided $3,261,000 during fiscal 1997. In April 1997, the Company completed the sale of 87,710 shares of Preferred Stock in a private placement to qualified investors, netting approximately $2 million after placement agent commissions and fees. Additionally, in April 1997, the Company entered into a $2 million secured line of credit agreement ("the Line") with a bank expiring in December 1998. Maximum borrowing under the Line was limited to a borrowing base of 80% of accounts receivable under 90 days and 40% of the cost of equipment, furniture and fixtures. Interest was payable monthly at prime plus 1% with principal due upon maturity at December 31, 1998.

     Financing activities provided a total of $153,000 during fiscal 1998. This was substantially the net amount of borrowings and repayments on the Line. At November 30, 1998, the Company had $1,877,000 outstanding against the Line.

     The Line was secured by substantially all of the assets of the Company and required, among other things, that the Company maintain minimum net worth of $8 million and a compensating cash balance of $250,000. From time to time during fiscal 1998, the Company fell below the compensating cash balance requirement and obtained waivers from the bank to lower the requirement for specified periods of time. In December 1998, the Company repaid $127,000 and replaced the Line with a $1.75 million line of credit facility which matures at December 31, 1999 on terms essentially the same as the Line. However, in the event the Company's cash balances fall below the compensating cash balance requirements, the Company can cure the default by paying additional interest in the amount of prime plus 4% on the difference between $250,000 and the cash balance.

     In January 1999, the Company obtained loan commitments totaling $1,350,000 from a finance company whereby the Company could borrow $950,000 to purchase certain assets of Jacobs Bros. and up to $400,000 to purchase equipment and fund remodeling required for the units acquired in the purchase. In February 1999, the Company borrowed $1,100,000 pursuant to these commitments.

     The Company believes that improved cash flow from existing operations will be sufficient to fulfill its working capital requirements for the foreseeable future.

                         BAB HOLDINGS, INC.

               CONSOLIDATED FINANCIAL STATEMENTS AND
                   INDEPENDENT AUDITOR'S REPORTS

              YEARS ENDED NOVEMBER 30, 1998 AND 1997

                         BAB HOLDINGS, INC.

              Years Ended November 30, 1998 and 1997


                          C O N T E N T S
                          ---------------

                                       Reference           Page

Independent Auditor's Reports                              F-4

Consolidated Balance Sheets             Exhibit A          F-6

Consolidated Statements of Operations   Exhibit B          F-9

Consolidated Statements of
   Stockholders' Equity                 Exhibit C         F-10

Consolidated Statements of
   Cash Flows                           Exhibit D         F-12

Notes to Consolidated Financial
   Statements                                             F-14

                      INDEPENDENT AUDITOR'S REPORT
                      ----------------------------


Stockholders and Board of Directors
BAB Holdings, Inc.

We have audited the accompanying consolidated balance sheet of BAB HOLDINGS, INC. as of November 30, 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of BAB HOLDINGS, INC. as of and for the year ended November 30, 1997, were audited by other auditors whose report dated February 27, 1998, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of BAB HOLDINGS, INC. as of November 30, 1998, and the consolidated results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                              /s/ Blackman Kallick Bartelstein, LLP


Chicago, Illinois
February 6, 1999

                     Report of Independent Auditors



The Shareholders and Board of Directors
BAB Holdings, Inc.

We have audited the accompanying consolidated balance sheet of BAB Holdings, Inc. as of November 30, 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of BAB Holdings, Inc. at November 30, 1997 and the consolidated results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                         ERNST & YOUNG LLP
Chicago, Illinois
February 27, 1998

                              BAB HOLDINGS, INC.

                          Consolidated Balance Sheets

                           November 30, 1998 and 1997

                                     ASSETS
                                     ------
                                                    1998         1997
                                                -----------   -----------
Current Assets:
  Cash and cash equivalents, including
   restricted cash of $218,646 in 1998
   and $285,442 in 1997                          $   700,162  $   389,896
  Receivables
     Trade accounts receivable, net of
      allowance for doubtful accounts of
      $341,000 in 1998 and $217,000 in 1997        1,181,282      988,992
     National Marketing Fund contributions
      receivable                                     309,633      382,432
     Notes receivable, net of allowance for
      doubtful accounts of $20,000 in 1998
      and 1997                                       444,560      203,230
  Inventories                                        298,501      344,424
  Deferred franchise costs                            18,227       76,805
  Assets held for sale                                     -      170,500
  Prepaid expenses and other current assets          206,952      422,913
  Deferred income taxes                              431,719            -
                                                  ----------   ----------
          Total Current Assets                     3,591,036    2,979,192

Property and Equipment
  Leasehold improvements                           2,618,906    2,690,940
  Furniture and fixtures                             744,833      686,542
  Equipment                                        2,513,715    2,513,289
  Construction in progress                            68,543       80,830
                                                  ----------   ----------
                                                   5,945,997    5,971,601
  Less accumulated depreciation                   (1,743,800)    (882,693)
                                                  ----------   ----------
          Total Property and Equipment, Net        4,202,197    5,088,908

Notes Receivable                                   1,086,100      785,065
                                                  ----------   ----------
Intangibles
  Patents, trademarks and copyrights (Net of
   accumulated amortization of $90,374 in 1998
   and $56,025 in 1997)                              568,683      527,140
  Goodwill (Net of accumulated amortization
   of $164,806 in 1998 and $101,629 in 1997)       2,591,515    2,599,393
  Franchise contract rights (Net of accumulated
   amortization of $152,375 in 1998 and
   $60,442 in 1997)                                1,919,909    2,011,842
  Other assets (Net of accumulated amortization
   of $235,056 in 1998 and $424,855 in 1997)         485,551      635,706
                                                  ----------   ----------
           Total Intangibles, Net                  5,565,658    5,774,081
                                                  ----------   ----------
                                                 $14,444,991  $14,627,246
                                                  ==========   ==========

The accompanying notes are an intergral part of the consolidated financial statements.

                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------
                                                    1998           1997
                                               ------------    ------------
Current Liabilities
  Accounts payable                             $  1,014,734    $  1,603,661
  Accrued liabilities                               714,789         768,977
  Reserve for closed store expenses                  36,388         504,203
  Accrued professional and other services           214,972         227,895
  Unexpended National Marketing Fund
   contributions                                    465,173         522,722
  Long-term debt due within one year                134,814          26,143
  Deferred franchise fee revenue                    360,500         642,000
                                               ------------    ------------
          Total Current Liabilites                2,941,370       4,295,601
                                               ------------    ------------
Noncurrent Liabilities
  Deferred revenue                                  263,996               -
  Deferred income taxes                             251,719               -
  Long-term debt (Net of portion included
   in current liabilities)                        1,759,954       1,676,895
                                               ------------    ------------
          Total Noncurrent Liabilities            2,275,669       1,676,895
                                               ------------    ------------
          Total Liabilities                       5,217,039       5,972,496
                                               ------------    ------------
Stockholders' Equity:
  Common stock - No par value; 20,000,000
   shares authorized; 8,655,006 shares and
   7,981,630 shares issued, respectively;
   and 8,361,706 shares and 7,711,630 shares
   outstanding, respectively                     11,430,452      10,908,062
  Preferred stock - $0.01 par value; 3,880,000
   shares authorized; no shares issued
   and outstanding                                        -              -
  Series A Preferred stock - $25 par value;
   120,000 shares authorized; 60,000 shares and
   78,710 shares issued and outstanding,
   respectively                                   1,548,731       1,862,035
  Treasury stock at cost, 293,300 shares and
   270,000 shares, respectively                     (36,067)        (17,500)
  Additional paid-in capital                      1,252,402       1,368,619
  Accumulated deficit                            (4,967,566)     (5,466,466)
                                               ------------    ------------
         Total Stockholders' Equity               9,227,952       8,654,750
                                               ------------    ------------
                                               $ 14,444,991    $ 14,627,246
                                               ============    ============

                               BAB HOLDINGS, INC.

                      Consolidated Statements of Operations

                      Years Ended November 30, 1998 and 1997

                                                   1998          1997
                                               -----------    -----------
Revenues
  Net sales by Company-owned stores            $ 8,929,664    $ 9,846,020
  Royalty fees from franchised stores            3,178,262      2,367,220
  Franchise and area development fees            1,104,000      1,005,545
  Licensing fees and other income                1,337,314        947,658
                                               -----------    -----------
            Total Revenues                      14,549,240     14,166,443

Operating Costs and Expenses
  Food, beverage, and paper costs                2,998,079      3,309,504
  Store payroll and other operating expenses     5,213,359      5,859,322
  Provision for impairments and store closures    (107,699)     1,836,981
  Selling, general and administrative expenses:
     Payroll-related expenses                    2,262,616      2,058,644
     Advertising and promotion                     532,678        603,373
     Professional service fees                     362,360        514,319
     Franchise-related expenses                    261,287        232,964
     Depreciation and amortization               1,180,259      1,490,329
     Other                                       1,331,146      1,666,659
                                               -----------    -----------
             Total Selling, General and
               Administrative Expenses           5,930,346      6,566,288
                                               -----------    -----------
             Total Operating Costs
               and Expenses                     14,034,085     17,572,095
                                               -----------    -----------
Income (Loss) from Operations                      515,155     (3,405,652)

Interest Income                                    119,244         74,513

Interest Expense                                  (205,618)       (74,651)

Other Income                                        54,022          3,701
                                               -----------    -----------
Income (Loss) Before Taxes                         482,803     (3,402,089)

Provision (Benefit) for Income Taxes
  Current                                           16,039              -
  Deferred                                        (180,000)             -
                                               -----------    -----------
                                                  (163,961)             -
                                               -----------    -----------
Net Income (Loss)                                  646,764     (3,402,089)

Preferred Stock Dividends Accumulated             (147,864)      (648,197)
                                               -----------    -----------
Net Income (Loss) Attributable to
 Common Stockholders                           $   498,900    $(4,050,286)
                                               ===========    ===========

Income (Loss) per Share - Basic and Diluted    $      0.06    $     (0.55)
                                               ===========    ===========

The accompanying notes are an integral part of the consolidated financial statements.

                             BAB HOLDINGS, INC.

               Consolidated Statements of Shareholders' Equity

                    Years Ended November 30, 1998 and 1997

                                             SERIES A
                         COMMON STOCK     PREFERRED STOCK      TREASURY STOCK
                        SHARES   AMOUNT   SHARES   AMOUNT    SHARES     AMOUNT
                        ---------------   ---------------- --------- -------
Balance as of
  November 30, 1996  7,413,069 $ 9,218,522     --  $     --   (270,000)$(17,500)
Issuance of Common
  Stock in
  Acquisitions         458,219   1,441,355     --        --       --        --
Termination of Options
  Issued in Connection
  with Acquisition          --          --     --        --       --        --
Issuance of
  Preferred Stock           --          -- 87,710  1,558,519      --        --
Issuance of Warrants        --          --     --         --      --        --
Preferred Dividends
  Accumulated               --          --     --    510,668      --        --
Conversion of
  Preferred to
  Common Stock         110,342     248,185 (9,000)  (207,152)     --        --
Net Loss                    --         --      --         --      --        --
                    ----------  ----------  ------ ----------  -------   ------
Balance as of
  November 30, 1997  7,981,630  10,908,062  78,710  1,862,035 (270,000)(17,500)
Termination of
  Options Issued in
  Connection with
  Acquisition               --          --      --         --       --     --
Purchase Of Treasury
  Stock                     --          --      --         --  (23,300)(18,567)
Preferred Dividends
  Accumulated               --          --      --    147,864       --      --
Preferred Dividends
  Paid                      --          --      --    (19,995)      --      --
Conversion of Preferred
  to Common Stock      673,376     522,390 (18,710)  (441,173)      --      --
Net Income                  --          --      --         --       --      --
                    ---------- -----------  ------ ---------- --------  ------
Balance as of
  November 30, 1998  8,655,006 $11,430,452  60,000 $1,548,731 (293,300)$(36,067)
                    ========== ===========  ====== ========== ========  =======

                       (WIDE TABLE CONTINUED FROM ABOVE)


                                   ADDITIONAL
                                    PAID-IN      ACCUMULATED
                                    CAPITAL        DEFICIT         TOTAL
                                  -----------    -----------    -----------
Balance as of November 30, 1996    $1,010,167   $(1,416,180)    $ 8,795,009
Issuance of Common Stock
   in Acquisitions                         --            --       1,441,355
Termination of Options Issued
   in Connection with Acquisition    (125,000)           --        (125,000)
Issuance of Preferred Stock           386,956            --       1,945,475
Issuance of Warrants                  137,529      (137,529)             --
Preferred Dividends Accumulated            --      (510,668)             --
Conversion of Preferred to
   Common Stock                       (41,033)           --              --
Net Loss                                   --    (3,402,089)     (3,402,089)
                                  -----------    -----------    -----------
Balance as of November 30, 1997     1,368,619    (5,466,466)      8,654,750
Termination of Options Issued
  in Connection with Acquistions      (35,000)           --         (35,000)
Purchase of Treasury Stock                 --            --         (18,567)
Preferred Dividends Accumulated            --      (147,864)             --
Preferred Dividends Paid                   --            --         (19,995)
Conversion of Preferred to
   Common Stock                       (81,217)           --              --
Net Income                                          646,764         646,764
                                  -----------    ----------     -----------
Balance as of November 30, 1998   $ 1,252,402   $(4,967,566)    $ 9,227,952
                                  ===========    ===========    ===========

The accompanying notes are an integral part of the consolidated financial statements.

                                BAB HOLDINGS, INC.

                      Consolidated Statements of Cash Flows

                      Years Ended November 30, 1998 and 1997

                                                         1998         1997
                                                     -----------   ----------
Cash Flows from Operating Activities
  Net income (loss)                                  $   646,764   $(3,402,089)
                                                     -----------    ----------
  Adjustments to reconcile net income (loss) to net
   cash provided by (used in) operating activities
     Depreciation and amortization                     1,180,259     1,490,329
     Provision for impairment and closure                      -     1,836,981
     Deferred preopening store cost                            -      (240,927)
     Deferred revenue                                    350,000             -
     Benefit for deferred income taxes                  (180,000)            -
     Gain on sale of property and equipment              (10,393)            -
     (Increase) decrease in
         Trade accounts receivable                      (207,290)     (432,604)
         National Marketing Fund contributions
          receivable                                      72,799      (245,779)
         Inventories                                      45,923      (211,614)
         Deferred franchise costs                         58,578       (21,319)
         Notes receivable                               (491,003)     (138,632)
         Prepaid expenses and other assets               386,461      (215,653)
         Amounts due from affiliate                            -       (88,653)
      Increase (decrease) in
         Accounts payable                               (588,927)      176,318
         Accrued professional and other services         (12,923)     (178,331)
         Reserve for closed store expenses              (467,815)            -
         Accrued liabilities                            (140,192)       75,157
         Unexpended National Marketing Fund
          franchisee contributions                       (57,549)     358,840
         Deferred franchise fee revenue                 (281,500)      17,600
                                                       ----------    ---------
         Total Adjustments                              (343,572)    2,181,713
                                                       ----------    ---------
         Net Cash Provided by (Used in)
          Operating Activities                           303,192    (1,220,376)
                                                       ---------     ---------

The accompanying notes are an integral part of the consolidated financial statements.

                               BAB HOLDINGS, INC.

                Consolidated Statements of Cash Flows (continued)

                     Years Ended November 30, 1998 and 1997

                                                        1998           1997
                                                    ------------   ------------
Cash Flows from Investing Activities
  Purchases of property and equipment               $   (198,295)  $(3,679,705)
  Sale of property and equipment                          33,484        57,400
  Purchase of MFM                                              -      (115,551)
  Purchase of trademarks                                 (75,892)      (16,236)
  Purchases of other assets                                    -      (120,000)
  Loan disbursements                                     (13,263)      (74,201)
  Loan repayments                                        138,900        77,748
  Other                                                  (31,029)       56,440
                                                     -----------   -----------
         Net Cash Used in Investing Activities          (146,095)   (3,814,105)
                                                     -----------   -----------
Cash Flows from Financing Activities
  Borrowing on line of credit                            337,500     1,675,975
  Debt repayments                                       (145,769)     (364,037)
  Proceeds from issuance of preferred stock                    -     2,192,750
  Payment of preferred stock issuance costs                    -      (247,275)
  Other                                                  (38,562)        3,671
                                                     -----------   -----------
          Net Cash Provided by Financing Activities      153,169     3,261,084
                                                     -----------   -----------
Net Increase (Decrease) in Cash and Cash Equivalents     310,266    (1,773,397)

Cash and Cash Equivalents, Beginning of Year             389,896     2,163,293
                                                     -----------    ----------
Cash and Cash Equivalents, End of Year               $   700,162    $  389,896
                                                     ===========    ==========

The accompanying notes are an integral part of the consolidated financial statements.

                            BAB HOLDINGS, INC.

               Notes to Consolidated Financial Statements

                  Years Ended November 30, 1998 and 1997

------------------------------------------------------------------------

NOTE 1 - BASIS OF PRESENTATION

BAB Holdings, Inc. (the Company) is an Illinois corporation incorporated on November 25, 1992. The Company has four wholly owned subsidiaries:
BAB Operations, Inc. (Operations); BAB Systems, Inc. (Systems);
Brewster's Franchise Corporation (BFC); and My Favorite Muffin Too, Inc.
(MFM). Systems was incorporated on December 2, 1992, and was primarily established to franchise "Big Apple Bagels" specialty bagel retail
stores.   Systems has a wholly owned subsidiary, Systems Investments,
Inc. (Investments), which was created to operate the first Company-owned
"Big Apple Bagels" store which, until December 1995, also operated as
the franchise training facility.   Investments also owned a 50% interest
in a joint venture which operated a franchise satellite store.   During
fiscal 1997, the stores operated by Investments and by the joint venture
were sold and are currently operating as franchised stores.   As of
November 1998, Investments was dissolved and merged into the parent company, Systems. Operations was formed on August 30, 1995, primarily to operate Company-owned stores, currently "Big Apple Bagels" and "Brewster's Coffee" concept stores, including one which currently serves as the franchise training
facility.   BFC was established on February 15, 1996, to franchise "Brewster's
Coffee" concept coffee stores.   MFM, a New Jersey corporation, was acquired
on May 13, 1997. MFM franchises and operates Company-owned "My Favorite Muffin" concept muffin stores.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
---------------------------

The consolidated financial statements include the accounts of the
Company and its direct and indirect wholly owned subsidiaries.   All
intercompany accounts and transactions have been eliminated in consolidation.

Cash Equivalents
----------------

The Company classifies as cash equivalents all highly liquid investments, primarily composed of money market mutual funds, certificates of deposit and government agency notes, which are convertible to a known amount of cash and carry an insignificant risk of change in value.

Inventories
-----------

Inventories are valued at the lower of cost, determined on a first-in, first-out (FIFO) basis, or market.

Depreciation and Amortization
-----------------------------

Leasehold improvements and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. Estimated useful lives for the purposes of depreciation are: leasehold improvements - ten years or term of lease if less; machinery, equipment and fixtures - five to seven years.

The Company's intangible assets consist primarily of patents, trademarks, copyrights, organization costs, contract rights, noncompetition agreements and goodwill. Organization costs are primarily incorporation fees and legal fees associated with initial Uniform Franchise Offering Circulars related to operations and are being
amortized over five years.   Patents, trademarks and copyrights are
being amortized over 17 years. Franchise contract rights acquired in the MFM acquisition are amortized over 20 years. Contract rights allocated to license agreements assumed by the Company in the acquisition of Strathmore Bagels Franchise Corporation are being amortized over 8.5 years, the remaining life of the contract. Noncompetition agreements are amortized over the term of the agreements,
which is six years.   Goodwill recorded as a result of acquisitions is
being amortized over 40 years. Amortization expense recorded in the accompanying consolidated statements of operations for the years ended November 30, 1998 and 1997 was $326,089 and $549,640, respectively.

Stock Options
-------------

The Company uses the intrinsic method to account for stock options granted for employees and directors. No compensation expense is recognized for stock options because the exercise price of the option is at least equal to the market price of the underlying stock on the grant date. Stock options granted as consideration in purchase acquisitions have been recorded as an addition to additional paid-in capital in the accompanying balance sheet based on the fair value of such options on the date of the acquisition.

Revenue Recognition
-------------------

Royalty fees from franchised stores represent a fee of 5% of net retail sales of franchised units. Royalty revenues are recognized on the accrual basis.

The Company recognizes franchise fee revenue upon the opening of a
franchise store.   Direct costs associated with the franchise sales are
deferred until the franchise fee revenue is recognized.   These costs
include site approval, construction approval, commissions, blueprints, purchase of cash registers, and training costs.

Area development agreement revenue is recognized on a pro rata basis as
each store covered by the agreement opens.   At the termination of an
agreement, any remaining deferred franchise and area development agreement revenue is recognized as such amounts are not refundable.

In addition to Company-operated and franchised stores, the Company acts as licensor of "Big Apple Bagels" units owned and operated primarily by Host Marriott Services (Host Marriott). Included below in "licensed units" are those units located primarily in airport and travel plazas. In fiscal 1998 and 1997, the Company opened additional units pursuant to other licensing arrangements. The Company derives a licensing fee from certain sales at these units as well as a sales commission from the sale of par-baked bagels to these units by a third-party commercial bakery.

Stores which have been opened, and unopened stores for which an agreement has been executed at November 30, 1998 or 1997, or area development fees collected are as follows (excluding six Company-owned stores which were closed subsequent to year end [see Note 12]):

                                         1998     1997
                                         ----     ----
   Stores opened:
      Company-owned                        22       28
      Franchisee-owned                    194      182
      Licensed                             77       47
                                         ----     ----
                                          293      257
   Unopened stores:
      Franchise agreement                  15       25
      Area development agreement           19       28
                                         ----     ----
                                           34       53
                                         ----     ----
                                          327      310
                                         ====     ====

Advertising Costs
-----------------

The Company expenses advertising costs as incurred. Advertising expense was $331,004 and $339,496 in 1998 and 1997, respectively. Included in advertising expense was $53,593 and $55,733 in 1998 and 1997, respectively, related to the Company's franchise operations.

Income (Loss) Per Share
-----------------------

The Company adopted Statement of Financial Accounting Standards (SFAS)
No. 128, "Earnings Per Share" during the first quarter of 1998. This standard prescribes the methods of calculating basic and diluted earnings per share and requires dual presentation of these amounts on the face of the income statement. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share of $.53 in 1997. All earnings per share amounts for all periods have been presented, and where necessary, restated to conform to the SFAS No. 128 requirements.

Fair Value of Financial Instruments
-----------------------------------

The Company evaluates its various financial instruments based on current market interest, rates relative to stated interest rates, length to maturity, and the existence of a readily determinable market price. Based on the Company's analysis, the fair value of financial instruments recorded on the consolidated balance sheet as of November 30, 1998, approximates their carrying value.

New Accounting Standards
------------------------

In June 1997, SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" were issued. SFAS No. 130 establishes standards for the reporting of comprehensive income and its components in a financial statement presentation. SFAS No. 130 separates comprehensive income into net income and other comprehensive income, but does not change the measurement and presentation of net income. Other comprehensive income includes certain changes in the equity of the Company which are currently recognized and presented separately in the Consolidated Statements of Stockholders' Equity, such as the change in the Cumulative Translation Adjustment account. SFAS No. 130 is effective for the Company beginning in fiscal 1999.

SFAS No. 131 establishes new standards for the way companies report information about operating segments and requires that those enterprises report selected information about operating segments in the financial reports issued to stockholders. SFAS No. 131 is effective for the Company beginning in fiscal 1999.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses
during the reporting period.   Actual results could differ from those
estimates.

Reclassifications
-----------------

Certain 1997 amounts have been reclassified to reflect the 1998 presentation.


NOTE 3 - RESTRICTED CASH

Systems established the National Marketing Fund (Fund) during 1994. Franchisees are required to contribute to the Fund based on their net sales and in turn are reimbursed for a portion of media advertising placed in their local markets up to a maximum equal to the amount they contributed. As of November 30, 1998 and 1997, the Fund's cash balance was $184,804 and $256,678, respectively.

Both franchised and Company-owned MFM stores are required to contribute to the MFM National Marketing Fund (MFM Fund) based on their net sales. These monies are then used in the production and creation of advertising materials and media placement. As of November 30, 1998 and 1997, the MFM Fund's cash balance was $33,842 and $8,764, respectively.

Systems was required by certain states to maintain franchise and area development fees in escrow accounts until the related franchise stores commence operations. As of November 30, 1998 and 1997, these accounts totaled $ 0 and $20,000, respectively.


NOTE 4 - INCOME TAXES

The reconciliation of the income tax provision (benefit) computed at the federal statutory rate of 34% and the benefit for income taxes is as follows:

                                            1998         1997
                                         -----------   ---------
Income tax provision (benefit)
 computed at federal statutory rate      $  164,153  $(1,156,710)
State income taxes (benefit), net
  of federal tax benefit                     23,261     (163,913)
Permanent differences on debt
  financing obtained                         (1,748)      (1,748)
Other adjustments                            18,529       22,584
Valuation allowance without income
  tax benefit                              (368,156)   1,299,787
                                          ----------   ---------
Benefit for Income Taxes                 $ (163,961) $         -
                                          ==========   =========

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Deferred tax assets (liabilities) are as follows:

                                              1998         1997
                                           ----------    --------
Franchise fee revenue                      $   20,638  $  216,615
Franchise costs                                52,745      32,102
National Marketing Fund net contributions      71,737      99,638
Allowance for uncollectible accounts          129,125     108,392
Net operating loss carryforwards            1,672,245   1,617,089
Valuation allowance                        (1,514,771) (1,882,927)
                                            ---------   ---------
     Total Deferred Tax Assets                431,719     190,909
                                            ---------   ---------
Depreciation                                 (249,263)   (171,017)
Start-up costs                                      -     (17,807)
Other                                          (2,456)     (2,085)
                                            ---------   ---------
     Total Deferred Tax Liabilities          (251,719)   (190,909)
                                            ---------   ---------
                                            $ 180,000   $       -
                                            =========   =========

As of November 30, 1998, the Company has cumulative net operating loss carryforwards expiring between 2008 and 2013 for U.S. federal income tax purposes of approximately $4,308,000. The net operating loss carryforwards are subject to limitation in any given year as a result of the Company's initial public offering and may be further limited if certain other events occur. A valuation allowance has been established for $1,514,771 of the deferred tax benefit related to those loss carryforwards for which it is considered more likely than not that the benefit will not be realized.


NOTE 5 - LONG-TERM OBLIGATIONS

Long-term debt consisted of the following:

                                              1998          1997
                                           ---------     ---------
Secured line of credit payable to
   bank, due December 31, 1998,
   at an interest rate of prime
   plus 1%                                $1,877,465    $1,657,975
Capital lease obligations,
   various rates                              17,303        31,220
Unsecured note payable, principal
   payments due monthly at an
   interest rate of 10%                            -        13,843
                                           ---------     ---------
                                           1,894,768     1,703,038
Less: current portion                       134,814        26,143
                                           ---------     ---------
Long-Term Debt, Net of Current Portion    $1,759,954    $1,676,895
                                           =========    ==========

The Company had a secured $2 million line-of-credit facility (Line) with
a bank which expired December 31, 1998.   Maximum borrowing under the
Line was limited to 80% of accounts receivable under 90 days and 40% of
original cost of equipment, furniture and fixtures.   Interest was
payable monthly at prime plus 1% (8.75% as of November 30, 1998), with
principal due upon maturity on December 31, 1998.   As of November 30,
1998, the Company had borrowed $1,877,465 on the Line.

In December 1998, the Company repaid $127,465 and replaced the Line with a $1.75 million line-of-credit facility with a bank which expires December 31, 1999. Maximum borrowing under the Line is limited to 75% of accounts receivable under 90 days and 40% of the original cost of equipment, furniture and fixtures. Interest is payable monthly at prime plus 1% (8.75% as of January 1, 1999), with principal due upon maturity on December 31, 1999. The line of credit is secured by substantially all of the assets of the Company and requires, among other things, that the Company maintain minimum net worth of $8 million and a compensating cash balance of $250,000.

As of November 30, 1998, annual maturities on long-term obligations are
due as follows: $134,814 in 1999 and $1,759,954 in 2000.    Interest
paid for the years ended November 30, 1998 and 1997 was $202,312 and $55,188, respectively.

In February 1997, Systems entered into an agreement with a finance company to provide financing to qualifying franchisees for the purpose
of adding second or subsequent units.   The program is administered by
the finance company; however, Systems has the final right of approval
over individual applicants.   Systems has provided a guarantee of
borrowings up to a maximum of 10% of the total amount financed in each
12-month period under the program.   As of November 30, 1998, $1,040,458
has been advanced to franchises under this program.


NOTE 6 - LEASE COMMITMENTS

The Company rents its office and Company-owned store facilities under leases which require it to pay real estate taxes, insurance and general repairs and maintenance on these leased facilities. Rent expense for the years ended November 30, 1998 and 1997 was $936,895 and $955,693, including contingent rental expense of $41,646 and $26,600, less sublease income of $106,606 and $46,109, respectively. As of November 30, 1998, future minimum annual rental commitments under leases, net of sublease income of $253,965 in 1999, $226,968 in 2000, $97,338 in 2001,
$36,000 in 2002 and $3,000 in 2003, are as follows:

           Year Ending November 30:
                              1999     $    665,773
                              2000          505,887
                              2001          477,122
                              2002          246,401
                              2003          241,801
                        Thereafter          535,089
                                       ------------
                                       $  2,672,073
                                       ============


NOTE 7 - NONCASH TRANSACTIONS

In January 1997, the Company forgave notes and other receivables totaling approximately $486,000 from a franchisee, Just Bagels, Inc.
(JBI) and acquired three stores for conversion to Company-owned units (see Note 11).

In April 1997, the Company issued 25,611 shares of common stock valued at approximately $94,000, forgave royalties owed totaling approximately $42,000, and assumed liabilities of approximately $36,000 in connection
with the purchase of one franchised store.   In August 1997, this store
was sold to a franchisee for approximately $235,000, consisting of two notes receivable from the purchaser, approximately $46,000 which was paid in October 1997 and approximately $189,000, due in monthly payments through August 2004, with interest at 8.5% (see Note 11).

In May 1997, the Company terminated an option to purchase 75,000 shares of common stock which had been originally issued in a previous acquisition and subsequently, in a separate transaction, assigned to Hawaiian Bagel Factory, Inc. (HBF). HBF entered into an option to purchase the master franchise rights of the state of Hawaii from Systems in exchange for the assignment of the option to purchase the Company's common stock, valued at $125,000, and a note receivable for $75,000, which is due and payable in five annual installments of principal and interest beginning May 1999 and bears interest at 9% per annum.

In May 1997, Systems repurchased the franchise rights for the western provinces of Canada from the master franchisor in exchange for the discharge of a note receivable, plus interest accrued thereon, totaling approximately $165,000.

In May 1997, the Company acquired MFM by exchanging 432,608 shares of common stock plus cash for 150 shares of MFM common stock (see Note 11).

In January 1998, the Company sold the assets of one Company-owned store to a franchisee in exchange for approximately $30,000 in cash and a note receivable for $177,000. The note bears interest at a rate of 8.5% and interest payments were made through August 1998. Thereafter, monthly payments of principal and interest are due until March 1, 2003 when the entire unpaid balance of principal and interest is due in full.

In November 1998, the Company acquired from a franchisee its option to purchase the Company's 100,000 shares of common stock which had been issued in a previous acquisition. In exchange, the Company canceled a total of $35,000 of royalties and other receivables owed to its subsidiaries by the franchisee.


NOTE 8 - STOCKHOLDERS' EQUITY

In April 1997, the Company completed the sale of 87,710 shares of $25 Series A Convertible Preferred Stock (the Preferred Stock) in a private placement to institutional investors. The Preferred Stock carries an 8% annual dividend payable in cash or, at the option of the Company, in shares of common stock, provided that during a Conversion Suspension Period (defined below), dividends will accrue at a rate of 15% per annum. Dividends are payable only when shares are converted to shares of common stock. The holders have no voting rights and have a liquidation preference of $25, plus accrued dividends, out of assets of the Company available for distribution to stockholders.

Commencing August 1, 1997 through July 31, 1999, subject to certain extensions, the stockholders may elect to convert each Preferred Stock share into common shares as determined by dividing the $25 purchase price by the lesser of $5.64 or 85% of the average closing bid price of the common stock for the 30 trading days immediately preceding the
conversion date.   In addition, if the Company engages in an
underwritten public offering, for any holder who has given notice of participation in such offering, the conversion rate shall be 85% of the public offering price if less than the amount calculated in the immediately preceding sentence.

A Conversion Suspension Period takes effect if the closing bid price of the common stock is less than $2.325 for 30 consecutive trading days. The Conversion Suspension Period continues until the first trading day thereafter that the closing bid price for the common stock has exceeded $2.325 for 30 consecutive trading days provided, however, that a Conversion Suspension Period shall not continue for more than 60 days in any period of 365 days. The Company is not required to recognize or accept any conversion of Preferred Stock during a Conversion Suspension
Period.   During any Conversion Suspension in Period, the Company, at
its option, may redeem any or all of the Preferred Stock by payment to the holders of $28.75 per share, plus all accrued and unpaid dividends. The Company entered a Conversion Suspension Period during November 1997 through January 1998. During January 1999, the Company entered into a Conversion Suspension Period.

Preferred dividends in the amount of $648,197 accumulated during fiscal 1997, which includes $386,956 attributable to the 15% discount available to holders of the Preferred Stock in acquiring common stock upon ultimate conversion and $137,529 attributable to the value of two-year warrants issued to each preferred stockholder to purchase two shares of common stock for each share of Preferred Stock. Preferred dividends of $147,864 accumulated during fiscal 1998.

During fiscal 1997, holders elected to convert 9,000 shares of Preferred Stock plus dividends accrued thereon into 110,342 shares of common stock. During fiscal 1998, holders elected to convert 18,710 shares of Preferred Stock plus dividends accrued thereon into 673,376 shares of
common stock.   The common shares issued upon conversion include shares
issued in payment of preferred dividends on 10,306 shares of Preferred Stock. The Company elected to pay accrued dividends in cash of approximately $20,000 upon conversion of the remaining 8,404 shares of Preferred Stock.


NOTE 9 - EARNINGS PER SHARE

The computation of basic and diluted earnings (loss) per share is as follows:

                                             1998          1997
                                          -----------   -----------
Numerator:
  Net income (loss)                       $   646,764   $(3,402,089)
  Preferred stock dividend accumulated       (147,864)     (648,197)
                                          -----------   -----------
  Numerator for basic earnings (loss)
   per share - income (loss)
   attributable to common stockholders        498,900    (4,050,286)

  Effect of dilutive securities:
  Preferred stock dividend accumulated        147,864             -
                                          -----------   -----------
  Numerator for diluted earnings (loss)
   per share - income (loss)
   attributable to common stockholders    $   646,764   $(4,050,286)
                                          ===========   ===========

Denominator:
  Denominator for basic earnings (loss)
   per share - weighted average shares      8,101,080     7,420,811

  Effect of dilutive securities:
  Convertible preferred stock               2,407,159             -
                                           ----------    ----------
  Denominator for diluted earnings (loss)
   per share - weighted average shares     10,508,239     7,420,811
                                           ==========    ==========

Basic and diluted earnings (loss)
 per share                                 $     0.06    $    (0.55)
                                           ==========    ==========

The exercise of options and warrants outstanding during the years ended November 30, 1998 and 1997 and the conversion of convertible securities outstanding during the year ended November 30, 1997 is not assumed as the result is antidilutive to the reported loss per share.


NOTE 10 - STOCK OPTIONS PLANS

On September 20, 1995, the Company adopted and received stockholder approval of the 1995 Long-Term Incentive and Stock Option Plan (the Incentive Plan), which permits the issuance of options, stock appreciation rights, and restricted stock awards to employees and
nonemployee officers, directors, and agents of the Company.   The
Incentive Plan reserves 570,000 shares of Common Stock for grant and provides that the term of each award be determined by the Board or a committee of the Board. Under the terms of the Incentive Plan, options granted may be either nonqualified or incentive stock options. Incentive stock options must be exercisable at not less than the fair market value of a share on the date of grant (110% of fair market value if the options are owned by a 10% or greater stockholder) and may be granted only to employees. The Incentive Plan will terminate on September 19, 2005, unless terminated sooner by action of the Board.

Options are exercisable for a period of up to ten years from the respective exercise date. Options issued terminate immediately following an optionee's termination of employment or, in some circumstances, one to three months after termination or up to 12 months in the case of the death of the employee.

Additionally, on September 20, 1995, the Company adopted and received stockholder approval of the 1995 Outside Directors Stock Option Plan (the Directors Plan), which permits the issuance of nonqualified options to nonemployee members of the Board.

The Directors Plan reserves 30,000 shares of common stock for grant. The Directors Plan provides for a grant of options to purchase 2,000 shares upon initial election to the Board and for annual grants thereafter, upon reelection, of options to purchase 1,000 shares.

Options granted are immediately exercisable for a period of ten years from the date of grant at an exercise price per share equal to the fair market value of a share on the date of grant. Upon termination of the directorship, the options remain exercisable for periods of varying lengths based on the nature of the option and the reason for termination. The Directors Plan will terminate on September 19, 2005, unless terminated sooner by action of the Board.

Activity under the Incentive Plan and Directors Plan during the two years ended November 30, 1998, is as follows:


                                                     Weighted-
                                    Number of      Average Option
                                      Shares       Price Per Share
                                    ----------    ---------------
Outstanding as of November 30, 1996   297,000           $6.27
Granted                                 4,000           $2.53
Exercised                                   -             -
Canceled                               (3,000)          $2.67
                                      -------
Outstanding as of November 30, 1997   298,000           $6.25
Granted                               151,545           $1.32
Exercised                                   -             -
Canceled                              (25,980)          $2.12
                                      -------
Outstanding as of November 30, 1998   432,565           $4.74
                                      =======

The Company has adopted the disclosure-only provisions of Financial Accounting Standards Board Statement No. 123, "Accounting and Disclosure of Stock-Based Compensation" (SFAS No.123). Accordingly, no employee compensation expense has been recognized for the Incentive Plan or for
the Directors Plan.   Had employee compensation expense for the Company's
plan been determined based on the fair value at the grant date for awards in fiscal years 1998 and 1997 consistent with provisions of SFAS No. 123, the Company's net income (loss) and net income (loss) per share would have been as follows:

                                            1998          1997
                                         -----------  ----------
Net income (loss) attributable to
   common stockholders:
      As reported                        $   498,900  $(4,050,286)
      Pro forma                          $    89,973  $(4,388,032)
Basic income (loss) per share:
      As reported                        $      0.06  $     (0.55)
      Pro forma                          $      0.01  $     (0.59)
Diluted income (loss) per share:
      As reported                        $      0.06  $     (0.55)
      Pro forma                          $      0.01  $     (0.58)

The fair value of each option grant is estimated using the Black-Scholes Option-Pricing Model with the following weighted-average assumptions for 1998 and 1997, respectively: risk-free interest rates of 5.0% and 6.17%; dividend yield of 0.0%; expected volatility of .89 and .69; and a weighted-average expected life of the option of 5.20 years and 8.07 years.

Information on options outstanding under the Incentive Plan and the Directors Plan as of November 30, 1998, is as follows:

                                                       Weighted-
                                   Weighted-Average     Average
        Range of      Number of       Remaining        Exercise
    Exercise Price     Options     Contractual Life     Price
    --------------     -------     -----------------  --------
    $0.70 - $1.00       79,000            4.54         $0.72
    $2.00 - $2.75       68,565            5.53         $2.15
    $4.17 - $4.83       13,500            7.28         $4.39
    $6.37 - $7.01      262,500            5.21         $6.65

NOTE 11 - BUSINESS COMBINATIONS

During 1997, the Company completed several acquisitions which were accounted for using the purchase method of accounting.

During 1997, the Company acquired and sold several stores. Stores purchased are operated as Company-owned units for a period of time prior to the ultimate resale as a franchised unit.

In January 1997, the Company completed the acquisition of JBI and its affiliate, franchisees of the Company, operating a total of four stores in Southern California. The total purchase price paid was $770,000, including $120,000 related to a noncompetition agreement with the former JBI owner. In October 1997, management closed one of the stores, and it closed the remaining three stores in January 1998. All of the long-lived assets associated with this purchase were considered impaired as of November 30, 1997 (see Notes 7 and 12).

In May 1997, the Company acquired MFM.  At the time of acquisition,
MFM had five Company-owned and 60 franchised units in operation, and its
1996 revenues exceeded $2.7 million.   The Company acquired MFM by
exchanging 432,608 shares of the Company's common stock, restricted as to transfer until January 1, 1999, and $259,000 in cash in exchange for
150 shares of MFM stock.   The Company assumed all assets, including
approximately $143,000 in cash, and liabilities of MFM.   The Company
borrowed approximately $356,000 on its credit facility to repay MFM bank debt and other borrowings assumed in the acquisition.

On a pro forma basis, had the above acquisitions occurred at December 1, 1996, revenue for the fiscal year ended November 30, 1997, would have
been $15,421,000.   Net loss for fiscal 1997 would have been $3,500,000
or a net loss per share of $0.54.

NOTE 12 - IMPAIRMENT OF LONG-LIVED ASSETS AND STORE CLOSURES

The provision recorded as of November 30, 1997 consisted of the following:

   Impairment of long-lived assets                $1,009,867
   Closed-store operating leases and
      other store closing costs                      504,203
   Impairment of goodwill and other
      intangible assets associated
      with impaired long-lived assets                322,911
                                                   ---------
                                                  $1,836,981
                                                   =========

For purposes of determining impairment, management, in certain circumstances, groups long-lived assets on a geographic market or store
level as appropriate.   Such review included, among other criteria,
management's estimate of future cash flows for the geographic market or
store.    If the estimated future cash flow (undiscounted and without interest charges) were not sufficient to recover the carrying value of the long-lived assets, including associated goodwill, of the market or store, such assets were determined to be impaired and were written down
to fair value.   Fair value was determined based on current market
selling prices of such assets.   Management's judgment is inherent in
the estimated fair value determinations and, accordingly, actual results
could vary significantly from such estimates.   The estimated fair value
of impaired long-lived assets which totaled approximately $171,000 was recorded as other current assets as of November 30, 1997. During fiscal 1998, the assets were sold to third parties and no significant gains or losses were incurred.

The seven stores identified as impaired incurred operating losses during the fiscal year ended November 30, 1997, of approximately $555,000.
One store was closed by November 30, 1997, and the remaining six stores were closed during the first quarter of fiscal 1998. The six stores closed during fiscal 1998 incurred operating losses of approximately $90,000 which are included in the results of Company-owned store operations.

The reserve for closed-store expense, established on November 30, 1997, includes an amount for the noncancelable operating lease payments after the expected closure date, net of estimated sublease income. At November 30, 1998, the Company has entered into agreements terminating the contractual lease obligations associated with the stores closed. The final payments to be made pursuant to these agreements will be completed in February 1999. At November 30, 1998, the reserve for closed store leases is approximately $36,000.

NOTE 13-SUBSEQUENT EVENTS

On February 1, 1999, the Company purchased certain assets of a related group of entities doing business as Jacobs Bros. Bagels (Jacobs Bros.), a chain operating retail bagel stores the Chicago, Illinois area. The assets acquired include eight retail locations and a central commissary facility in exchange for $950,000 in cash and warrants to acquire 500,000 shares of the Company's common stock. The warrants provide for the purchase of 275,000 shares and 225,000 shares of common stock at an exercise price of $1.25 and $1.50 per share, respectively. The warrants are first exerciseable on February 1, 2000 and expire on January 31,
2006.    Further, the Company entered into noncompetition agreements with two principals of Jacobs Bros. totaling $210,000 to be paid over varying periods. Finally, the Company issued 160,000 shares of the Company's common stock to the investment bankers.

In January 1999, the Company received a commitment from a finance company for various secured loans totaling $1,350,000 to be used for the purpose of acquiring the assets identified above and for the refurbishment and conversion of the units acquired to Big Apple Bagels concept stores. Principal and interest are payable monthly over a period of seven years and are secured by the assets acquired from Jacobs Bros. and all improvements made thereon. In February 1999, the Company borrowed $1,100,000 pursuant to this commitment.




                       -----------------
PROXY                                                     PROXY
                      BAB HOLDINGS, INC.
           This Proxy is Solicited on Behalf of the
                      Board of Directors

The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated March 25, 1999, hereby appoints each of Michael W. Evans and Michael K. Murtaugh as proxy, with full power of substitution, to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of BAB Holdings, Inc. (the "Company") to be held on Tuesday, April 27, 1999 at 10:00 a.m. at the Rosemont Suites, 5500 N. River Road, Rosemont, IL 60018, or at any adjournment thereof, upon any and all matters which may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.

The Board of Directors has fixed the close of business on March 19, 1999 as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof. The transfer books of the Company will not be closed.

     PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THIS PROXY
               IN THE ENCLOSED POSTAGE-PAID ENVELOPE

     (Continued and to be completed and signed on reverse side.)

                       -----------------
                       BAB HOLDINGS, INC.

1.  Election of Directors duly nominated.
    Nominees:  Michael W. Evans, Michael    For  Withhold  For All
    K. Murtaugh, David L. Epstein, Robert   All     All    Except
    B. Nagel, and Cynthia A. Vahlkamp       [ ]     [ ]     [ ]

        _________________
        Nominee exception

2.  To act upon a proposal to ratify an
    amendment to the 1995 Long-Term Incentive
    and Stock Option Plan (the "Incentive
    Plan) which increases the number of
    shares of Common Stock reserved for
    issuance under the Incentive Plan       For    Against   Abstain
    from 570,000 to 995,000.                [ ]      [ ]       [ ]

3.  To act upon a proposal to ratify an
    amendment to the 1995 Outside Directors
    Stock Option Plan (the "Directors
    Plan) which increases the number of
    shares of Common Stock reserved for
    issuance under the Directors Plan       For    Against   Abstain
    from 30,000 to 105,000.                 [ ]      [ ]       [ ]

4.  To act upon a proposal to ratify an
    amendment to the Directors Plan which
    increases the number of shares
    underlying options granted to outside
    directors upon re-election from 1,000   For    Against   Abstain
    to 5,000.                               [ ]      [ ]       [ ]

5.  To act upon a proposal to ratify the
    appointment of Blackman Kallick
    Bartelstein, LLP as independent
    auditors for the fiscal year ended      For     Against  Abstain
    November 30, 1999.                      [ ]       [ ]      [ ]

6.  The authority to vote, in his
    discretion, on all other business       Authority   Authority
    that may properly come before the        Granted    Withheld
    meeting.                                   [ ]         [ ]

This proxy when properly executed will be voted the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for each nominee, for the adoption of Proposals 2, 3,4,5,and in the discretion of the proxy holder on such other business as may properly come before the meeting.

                                  Dated: ___________________, 1999

                                  Signature(s)____________________
                                  ________________________________

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.



                           1995 LONG-TERM INCENTIVE
                                      AND
                               STOCK OPTION PLAN


                               Table of Contents

1.  Purpose of Plan

2.  Stock Subject to Plan

3.  Administration of Plan

4.  Eligibility

5.  Price

6.  Term

7.  Exercise of Option or Award

8.  Additional Restrictions

9.  Alternative Stock Appreciation Rights

10. Ten Percent Shareholder Rule

11. Non-Transferability

12. Restricted Stock Awards

13. Performance Awards

14. Dilution or Other Adjustments

15. Amendment or Discontinuance of Plan

16. Time of Granting

17. Income Tax Withholding and Tax Bonuses

18. Effective Date and Termination of Plan



                        1995 LONG-TERM INCENTIVE AND
                             STOCK OPTION PLAN



1.	Purpose of Plan

This Plan shall be known as the "BAB HOLDINGS, INC. 1995 LONG-TERM
INCENTIVE AND STOCK OPTION PLAN" and is hereinafter referred to as the "Plan". The purpose of the Plan is to aid in maintaining and developing personnel capable of assuring the future success of BAB Holdings, Inc., an Illinois corporation (the "Company"), to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Company through stock options and other long-term incentive awards as provided herein. Options granted under this Plan may be either incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), or options which do not qualify as Incentive Stock Options. Awards granted under this Plan shall be stock appreciation rights ("SARs"), restricted stock or performance awards as hereinafter described.

2.	 Stock Subject to Plan

Subject to the provisions of Section 14 hereof, the stock to be subject to options or other awards under the Plan shall be the Company's authorized Common Stock, no par value (the "Common Shares"). Such shares may be either authorized but unissued shares, or issued shares which have been reacquired by the Company. Subject to adjustment as provided in Section 14 hereof, the maximum number of shares on which options may be exercised or other award issued under this Plan shall be 380,000 Common Shares. If an option or award under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options or awards thereafter granted during the term of the Plan.

3. 	Administration of Plan

(a) 	Except as provided in Section 3(b) hereof, the Plan shall be administered by the Board of Directors of the Company or a committee thereof. The members of any such committee shall be appointed by and serve at the pleasure of the Board of Directors. If no committee is appointed by the Board, the committee shall be comprised of all of the members of the Board of Directors. (The group administering the Plan shall hereinafter be referred to as the "Committee".)

(b) 	Notwithstanding Section 3(a) hereof, all option grants and awards under this Plan to officers, directors and others who are subject to Section 16 under the Securities Exchange Act of 1934, as amended (the 1934 Act), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the "Section 16 Regulations"), shall be made exclusively by a committee (the "Disinterested Committee") comprised of at least two members of the Board of Directors who qualify as "disinterested" plan administrators under the Section 16 Regulations, or whose administration otherwise qualifies transactions under the Plan as exempt from Section 16(b) of the 1934 Act. All references hereinafter to the "Committee" shall mean the "Disinterested Committee" if the action to be taken in administration of the Plan must be taken by the Disinterested Committee.

(c) 	The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan: (i) to determine the purchase price of the Common Stock covered by each option or award, (ii) to determine the persons to whom and the time or times at which such options and awards shall be granted and the number of shares to be subject to each, (iii) to determine the form of payment to be made upon the exercise of an SAR or in connection with performance awards, either cash, Common Shares of the Company or a combination thereof, (iv) to determine the terms of exercise of each option and award, (v) to accelerate the time at which all or any part of an option or award may be exercised, (vi) to amend or modify the terms of any option or award with the consent of the optionee, (vii) to interpret the Plan,
(viii) to prescribed, amend and rescind rules and regulations relating to the Plan, (ix) to determine the terms and provisions of each option and award agreement under the Plan (which agreements need not be identical), including the designation of those options intended to be Incentive Stock Options, and
(x) to make all other determinations necessary or advisable for the administration of the Plan, subject to the exclusive authority of the Board of Directors under Section 15 herein to amend or terminate the Plan. The Committee's determinations on the foregoing matters, unless otherwise disapproved by the Board of Directors of the Company, shall be final and conclusive.

 	(d) 	The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The grant of an option or award shall be effective only if a written agreement shall have been duly executed and delivered by and on behalf of the Company following such grant. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

4. 	Eligibility

Incentive Stock Options may only be granted under this Plan to any full or part-time employee (which term as used herein includes, but is not limited to, officers and directors who are also employees) of the Company and of its present and future subsidiary corporations (herein called "subsidiaries"). Full or part-time employees, non-employee members of the Board of Directors, and non-employee consultants, agents or independent contractors to the Company or one of its subsidiaries shall be eligible to receive options which do not qualify as Incentive Stock Options and awards; provided, however, that members of the Disinterested Committee shall not be eligible for any option grant or award under the Plan while serving on said Disinterested Committee. In determining the persons to whom options and awards shall be granted and the number of shares subject to each, the Committee may take into account the nature of services rendered by the respective employees or consultants, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant. A person who has been granted an option or award under this Plan may be granted additional options or awards under the Plan if the Committee shall so determine; provided, however, that for Incentive Stock Options, to the extent the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Common Shares with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of his employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as options which do not qualify as Incentive Stock Options. Nothing in the Plan or in any agreement thereunder shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or affect, in any way, the right of the Company or any of its subsidiaries to terminate his or her employment at the time.

5.	Price

 	The option price for all Incentive Stock Options granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Shares at the date of grant of such option.
The option price for options granted under the Plan which do not qualify as Incentive Stock Options and, if applicable, the price for all awards shall also be determined by the Committee and may be other than 100% of the fair market value of the Common Shares. For purposes of the preceding sentence and for all other valuation purposes under the Plan, the fair market value of the Common Shares shall be as reasonably determined by the Committee. If on the date of grant of any option or award hereunder the Common Shares are not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 5 and in connection therewith shall take such action as it deems necessary or advisable.

6.	Term

Each option and award and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the option or award agreement. The Committee shall be under no duty to provide terms of like duration for options or awards granted under the Plan, but the term of an Incentive Stock Option may not extend more than ten (10) years from the date of grant of such option and the term of options granted under the Plan which do not qualify as Incentive Stock Options may not extend more than fifteen (15) years from the date of granting of such option.

7.	Exercise of Option or Award

(a) 	The Committee shall have full and complete authority to determine whether an option or award will be exercisable in full at any time or from time to time during the term thereof, or to provide for the exercise thereof in such installments, upon the occurrence of such events (such as termination of employment for any reason) and at such times during the term of the option as the Committee may determine and specify in the option or award agreement.

(b)	The exercise of any option or award granted hereunder shall only be effective at such time that the sale of Common Shares pursuant to such exercise will not violate any state or federal securities or other laws.

(c)	An optionee or grantee electing to exercise an option or award shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to the Company in cash (including bank check, certified check, personal check, or money order), or, at the discretion of the Committee and as specified by the Committee, (i) by delivering certificates for the Company's Common Shares already owned by the optionee or grantee having a fair market value as of the date of grant equal to the full purchase price of the shares or (ii) a combination of cash and such shares. The fair market value of such tendered shares shall be determined as provided in Section 5 herein. Until such person has been issued the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.

8.	Additional Restrictions

The Committee shall have full and complete authority to determine whether all or any part of the Common Shares of the Company acquired upon exercise of any of the options or awards granted under the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner the optionee's or grantee's rights with respect thereto, but any such restriction shall be contained in the agreement relating to such options or awards.

9.	Alternative Stock Appreciation Rights

(a)	Grant.  At the time of grant of an option or award under the Plan
(or at any other time), the Committee, in its discretion, may grant a Stock Appreciation Right ("SAR") evidenced by an agreement in such form as the Committee shall from time to time approve. Any such SAR may be subject to restrictions on the exercise thereof as may be set forth in the agreement representing such SAR which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(b)	Exercise.  An SAR shall be exercised by the delivery to the Company of a written notice which shall state that the holder thereof elects to exercise his or her SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the SAR exercise amount (hereinafter defined) the holder thereof requests be paid to in cash and what portion, if any, is to be paid in Common Shares of the Company. The Committee promptly shall cause to be paid to such holder the SAR exercise amount either in cash, in Common Shares of the Company, or any combination of cash and shares as the Committee may determine. Such determination may be either in accordance with the request made by the holder of the SAR or in the sole and absolute discretion of the Committee. The SAR exercise amount is the excess of the fair market value of one share of the Company's Common Shares on the date of exercise over the per share exercise price in respect of which the SAR was granted, multiplied by the number of shares as to which the SAR is exercised. For the purposes hereof, the fair market value of the Company's shares shall be determined as provided in Section 5 herein.

10.	Ten Percent Shareholder Rule

Notwithstanding any other provision in the Plan, if at the time an option is granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of Section 425(d) of the Code) Common Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, if any (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee pursuant to the Plan shall satisfy the requirements of Section 422(c)(6) of the Code, and the option price shall be not less than 110% of the fair market value of the Common Shares of the Company determined as described herein, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

11. 	Non-Transferability

Except as otherwise provided in an option or award agreement, no option or award granted under the Plan shall be transferable by an optionee or grantee, otherwise than by will or the laws of descent or distribution, and during the lifetime of an optionee or grantee, the option shall be exercisable only by such optionee or grantee.

12.	Restricted Stock Awards

Awards of Common Shares subject to forfeiture and transfer restrictions may be granted by the Committee. Any restricted stock award shall be evidenced by an agreement in such form as the Committee shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan:

(a)	Grant of Restricted Stock Awards.  Each restricted stock award made under the Plan shall be for such number of Common Share as shall be determined by the Committee and set forth in the agreement containing the terms of such restricted stock award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares covered by the restricted stock award. The agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Common Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding restricted stock awards.

(b)	Delivery of Common Shares and Restrictions.  At the time of a restricted stock award, a certificate representing the number of Common Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee shall have all rights of a shareholder with respect to the Common Shares, including the right to receive dividends and the right to vote such shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the restricted stock agreement with respect to such Common Shares; (ii) none of the Common Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee, all of the Common Shares shall be forfeited and all rights of the grantee to such Common Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Common Shares were granted and unless any other restrictive conditions relating to the restricted stock award are met. Any Common Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Common Shares subject to restricted stock awards shall be subject to the same restrictions, terms and conditions as such restricted Common Shares.

(c)	Termination of Restrictions.  At the end of the restricted period and provided that any other restrictive conditions of the restricted stock award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the agreement relating to the restricted stock award or in the Plan shall lapse as to the restricted Common Shares subject thereto, and a stock certificate for the appropriate number of Common Shares, free of the restrictions and the restricted stock legend, shall be delivered to the grantee or his beneficiary or estate, as the case may be.

13.	Performance Awards

The Committee is further authorized to grant Performance awards. Subject to the terms of this Plan and any applicable award agreement, a Performance award granted under the Plan (i) may be denominated or payable in cash, Common Shares (including, without limitation. restricted stock), other securities, other awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee, in its discretion, and payable to, or exercisable by, the holder of the Performance awards, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee, in its discretion, shall establish. Subject to the terms of this Plan and any applicable award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance award granted, and the amount of any payment or transfer to be made by the granter and by the Company under any Performance award shall be determined by the Committee.

14.	Dilution or Other Adjustments

If there shall be any change in the Common Shares through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options and awards shall be made by the Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding options and awards and the amount payable upon exercise of outstanding awards, in order to prevent dilution or enlargement of option or award rights.

15.	Amendment or Discontinuance of Plan

The Board of Directors may amend or discontinue at any time. Subject to the provisions of Section 14 no amendment of the Plan, however, shall without shareholder approval: (i) increase the maximum number of shares under the Plan as provided in Section 2 herein, (ii) decrease the minimum price provided in
Section 5 herein, (iii) extend the maximum term under Section 6, or (iv) modify the eligibility requirements for participation in the Plan. The Board of Directors shall not alter or impair any option or award theretofore granted under the Plan without the consent of the holder of the option or award.

16.	Time of Granting

Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the shareholders of the Company, and no action taken by the Committee or the Board of Directors (other than the execution and delivery of an option or award agreement), shall constitute the granting of an option or award hereunder.

17.	Income Tax Withholding and Tax Bonuses

(a)	In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of an optionee or grantee under the Plan, are withheld or collected from such optionee or grantee. In order to assist an optionee or grantee in paying all federal and state taxes to be withheld or collected upon exercise of an option or award which does not qualify as an Incentive Stock Option hereunder, the Committee, in its absolute discretion and subject to such additional terms and conditions as it may adopt, shall permit the optionee or grantee to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the shares otherwise to be delivered upon exercise of such option or award with a fair market value, determined in accordance with Section 5 herein, equal to such taxes or (ii) delivering to the Company Common Shares other than the shares issuable upon exercise of such option or award with a fair market value, determined in accordance with Section 5, equal to such taxes.

 	(b)	The Committee shall have the authority, at the time of grant of an option under the Plan or at any time thereafter, to approve tax bonuses to designated optionee or grantees to be paid upon their exercise of options or awards granted hereunder. The amount of any such payment shall be determined by the Committee. The Committee shall have full authority in its absolute discretion to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereafter.

18.	Effective Date and Termination of Plan

(a)	The Plan was approved by the Board of Directors by unanimous action in writing, effective September 19, 1995 and by the shareholders of the Company by unanimous action in writing, effective, September 20, 1995.

(b)	Unless the Plan shall have been discontinued as provided in Section
14 hereof, the Plan shall terminate September 19, 2005. No option or award may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee or grantee, alter or impair any rights or obligations under any option or award theretofore granted.




                              BAB HOLDINGS, INC.
                   1995 OUTSIDE DIRECTORS STOCK OPTION PLAN


I.	PURPOSE OF PLAN

1.1	The purpose of the BAB Holdings, Inc. 1995 Outside Directors Stock
Option Plan (the "Plan") is to provide a means whereby BAB Holdings, Inc. (the "Company") may grant options to purchase common stock of the Company to members of the Company's Board of Directors who are not employees of the Company or any of its subsidiaries ("Eligible Directors"). Options granted under the Plan are not intended to and do not qualify as incentive stock options as described in
Section 422 of the Internal Revenue Code (the "Code").


II.	NUMBER OF SHARES AVAILABLE UNDER THE PLAN

2.1	Options will be granted by the Company at the times described below, to Eligible Directors to purchase an aggregate of up to 20,000 shares of common stock and 20,000 shares are reserved for options granted under the Plan
(subject to adjustment as provided in Section 4.8 below and increase or decrease by the Board of Directors with the consent of the shareholders). Option grants as set forth in Section 4.1 shall be irrevocably waived if at the scheduled date for such grant the reserve of shares has been exhausted. The shares issued upon exercise of options granted under the Plan may be authorized and unissued shares or reacquired shares held by the Company. If any option granted under the Plan shall terminate, expire or with the consent of the optionee, be canceled as to any shares, new options may thereafter be granted covering such shares without affecting the amount of the option reserve noted above.


III.	ADMINISTRATION

3.1	The Plan shall be administered by a Committee consisting of the
Chief Executive Officer and Chief Financial Officer of the Company, who are not eligible to participate in the Plan (the "Committee"). Committee members shall have no discretion concerning the grant of options, the price at which options are to be granted or times at which options may be exercised.

The Committee may interpret the Plan, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan and make other determinations and take such other action as it deems necessary or advisable. No such action will affect the rights of Eligible Directors who have been granted options prior to such action. Any interpretation or other action made or taken by the Committee shall be final, binding and conclusive.


IV.	 TERMS AND CONDITIONS

4.1	Time of Grants and Form.  Each Eligible Director who is appointed, elected or re-elected to the Board of Directors on or after September 20, 1995 shall receive a grant of options evidenced by an option agreement, as follows:

(a) 	effective on the date of initial election or appointment, an Initial
Option for purchase of the number of shares of common stock at the price set forth on Appendix A hereto;

(b)	effective on each date of re-election to the Board, an option (an
"Annual Option") to purchase the number of shares of common stock at the price set forth on Appendix B hereto.

An optionee may, in his or her discretion, decline to accept an Initial or an Annual Option, in whole or in part, by notice to the Company prior to the Date of Grant, provided that the optionee shall not be entitled to receive, and shall not receive any consideration from the Company in connection therewith.

Each of the foregoing respective dates of grant are referred to herein as a "Grant Date" and the Initial Options and Annual Options are referred to herein collectively as "Options." Notwithstanding the foregoing, if on the scheduled Grant Date, the Chief Executive Officer determines, in his discretion, that the Company is in possession of material, undisclosed information, then the grant of options to Eligible Directors pursuant to this Section 4.1 will be suspended until the third day after public dissemination of such information. The Chief Executive Officer may only suspend the grant; the amount and other terms of the grant will remain as set forth in the Plan, with the exercise price of the option to be determined in accordance with the Plan on the date the Option is finally granted.

4.2 	Exercisabilitv.  Subject to Sections 4.6 and 4.7 below, each Option will immediately become exercisable following the Grant Date as to all of the Option shares.

4.3 	Option Period.  Subject to Sections 4.6 and 4.7 below, each Option shall expire at the end of ten (10) years from the Grant Date or upon dissolution of the Company, if earlier.

4.4	Option Price.  The exercise price per share for each Initial Option and for each Annual Option shall be the "Fair Market Value" (as defined herein) as of the common stock on the Grant Date. As used herein, "Fair Market Value" shall mean: (a) the average between the high and low reported sale prices for the common stock on the date of determination (or, if there were no such sales on that date, on the next most recent date on. which there were such sales) as reported on the Composite Tape if the common stock is listed on the New York Stock Exchange ("NYSE") or on the National Association of Securities Dealers National Market System ("NMS"), (b) if the common stock is not then listed on the NYSE or the NMS, the average between the closing bid and asked price quotations for the common stock on that date (or if none on that date, on the next most recent date on which there were such quotations) as reported by the National Association of Securities Dealers Automatic Quotation System or any successor thereto or (c) if the common stock is not then listed as described above, such value as is reasonably determined by the Committee based on the then current fair market value of the common stock.

4.5	Payment of Option Price.  The purchase price of the shares as to which an Option is exercised shall be paid in cash, check, bank draft or money order made payable to the Company, or by a "cashless exercise" procedure established between the Company and a stock brokerage firm, subject to compliance with applicable securities laws.

4.6	Exercise in the Event of Death or Ceasing to be a Board Member.

(a) 	If an optionee ceases to be an Eligible Director (other than by a
"Change in Control," as defined herein), all Annual Options which are then exercisable by the optionee may be exercised until three (3) months from the date that the optionee ceases to be a director (the "Termination Date"), and shall thereafter lapse. An Initial Option shall not be affected by the termination of such status of the optionee, except as set forth in (b), below.

(b)	If an optionee ceases to be an Eligible Director because of a
"Change in Control," all of his or her outstanding Annual Options and Initial Option (if any) shall immediately become exercisable and may be exercised until six (6) months from the Termination Date and shall thereafter lapse.

4.7	Change in Control.  A "Change in Control" shall, unless the Board otherwise directs by resolution adopted prior thereto, be deemed to occur if
(i) any "person" (as that term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934 as amended ("Exchange Act")} becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of the voting capital stock of the Company ("Voting Stock") or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period. Any merger, consolidation or corporate reorganization in which the owners of the Company's capital stock entitled to vote in the election of directors prior to said combination, own 50% or more of the resulting entity's voting stock shall not, by itself, be considered a change in control for the purposes of this Plan.

4.8	Adjustment of Number of Shares.  If, and to the extent that, the number of issued shares of the common stock of the Company shall be increased or reduced by change in par value, recapitalization, reorganization, merger, consolidation, split up, distribution of a dividend payable in stock or the like, the number of shares subject to the Option and the exercise price therefor shall be equitably adjusted by the Committee consistent with such change to prevent substantial dilution or enlargement of the rights granted to or available to Optionees.

Subject to the foregoing, the grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

4.9 	No Rights as Shareholder.  An optionee shall not, by reason of any
Option granted hereunder, have any right of a shareholder of the Company with respect to the shares covered by his or her Option until such shares shall have been issued to the optionee.

4.10	No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option and shall not confer upon the Optionee any rights respecting continued directorship.

4.11	Withholding Taxes. Prior to the delivery of any certificates or certificates for shares issuable upon exercise of an Option, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy any federal and state withholding or other taxes, if any, resulting from such Option exercise. Payment of such amount may be made in the same manner as payment of the exercise price or by tendering previously owned shares of the Company's common stock with a Fair Market Value (as defined herein) on the date of exercise equal to such amount, subject to compliance with applicable securities laws.

4.12	Common Stock Acquired for Investment.  Common stock acquired by an optionee under the Plan by exercise of any Option shall be acquired by the Optionee for investment and without intention of resale, unless, in the opinion of counsel to the Company, such common stock may be purchased without any investment representation. Where an investment representation is deemed necessary, the Committee may require a written representation to that effect by the optionee as a condition of the optionee exercising the Option, and the Committee may place an appropriate legend on the common stock issued to the optionee indicating that such common stock has not been registered under federal or state securities laws. Each Option shall be subject to the requirement that if, at any time, the Committee shall determine in its discretion that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, then such Option shall not be granted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Company shall use its best efforts to register the reserved Plan shares under the Securities Act of 1933, as amended, but only if the Company is then eligible to register by means of Form S-8, and provided that nothing contained herein shall require the Company to register the reserved shares, the Options, or the shares purchased upon the exercise of said Options.

4.13	Liquidation.  Upon the complete liquidation of the Company, any unexercised Options shall be deemed canceled, except as otherwise provided in the Plan in connection with a merger, consolidation or reorganization of the Company.

4.14	Transfer of Option.  An Option granted hereunder shall be
transferable by the optionee subject to compliance with applicable federal and state securities laws, but shall be subject to termination in the hands of the transferee as provided in Section 4.6 hereof in the event of the termination of the transferor's status as an Eligible Director; provided however, that no option shall be transferable or assignable if such transferability or assignability would disqualify the Plan under Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

4.15	Governing law.  The Plan shall be governed by and construed in accordance with the internal laws of the State of Illinois without reference to the principles of conflicts of law thereof.

4.16	Expiration Date.  The Plan shall terminate September 19, 2005, or on such earlier date determined by the Board. Termination shall not affect any Options then outstanding under the Plan. No Options may be granted after termination.


V.	 AMENDMENT AND TERMINATION

5.1	The Board may from time to time amend, suspend or discontinue the
Plan provided that, subject to the provisions of Section 4.8 above, no action of the Board may permit the granting of any Option at the Option price less than that determined in accordance with Section 4.4 above; adjust or change the Grant Date determined under Section 4.1 above; or shorten the period provided for in Section 4.3 above. However, the Plan may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Without the written consent of an Optionee, no amendment or suspension of the Plan shall alter or impair any Option previously granted to him or her under the Plan. The Board may, subject to limitations in the Plan, modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options to the extent unexercised.


VI.	EFFECTIVE DATE

6.1	The Plan was adopted by the Board of Directors of the Company and ratified and approved by the shareholders of the Company effective September 20, 1995.


                                APPENDIX A
                              INITIAL OPTIONS

                         No. Shares          Exercise Price
                         ----------      -----------------------
Eligible Directors       2,000 each      FMV as of Date of Grant

FMV = Fair Market Value


                                APPENDIX B
                              ANNUAL OPTIONS

                         No. Shares          Exercise Price
                         ----------      -----------------------
Eligible Directors       1,000 each      FMV as of Date of Grant

FMV = Fair Market Value